Exhibit 10.39

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

dated as of December 22, 2010

among

ACADIA STRATEGIC OPPORTUNITY FUND II, LLC,
as Borrower,

and

BANK OF AMERICA, N.A.,
as Lender

and

BANK OF AMERICA, N.A., as Administrative Agent

Section 11.02.	Subordination of Claims	55

SCHEDULES
A	Individual Commitments

EXHIBITS
A	Authorization Letter
B	Investors/Capital Commitments
C	Investor Acknowledgment
D	Note
E	Closing Certificate
F	Reserved
G	Compliance Certificate
H	Capital Stock of Subsidiaries
I	Assignment and Assumption Agreement
J	Reserved
K	Form of Investor Reaffirmation
L	Form of Gloster Principal Reaffirmation
M	Form of Vanderbilt Principal Reaffirmation
N	Sources Uses Statement

          FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (“this Agreement”) dated as of December 22, 2010 by and among ACADIA STRATEGIC OPPORTUNITY FUND II, LLC, a Delaware limited liability company (“Borrower”), ACADIA REALTY ACQUISITION II, LLC, a Delaware limited liability company (“Managing Member”), ACADIA INVESTORS II, INC., a Maryland corporation (“Acadia Investors II”), BANK OF AMERICA, N.A., successor by merger to Fleet National Bank (in its individual capacity and not as Administrative Agent, “BofA”; BofA and each other lender who may become a Lender pursuant to Section 10.10, each, a “Lender” and collectively, “Lenders”) and BANK OF AMERICA, N.A., as Administrative Agent for Lenders (together with its successors in such capacity, “Administrative Agent”).

          WHEREAS, Fleet National Bank (“Fleet”), Borrower, Managing Member and Acadia Investors II entered into that certain Credit Agreement dated as of March 9, 2005 (the “Original Credit Agreement”);

          WHEREAS, BofA is the successor by merger to Fleet;

          WHEREAS, BofA, The Bank of New York Mellon, formerly known as The Bank of New York, Borrower (“BNYM”), Managing Member, Acadia Investors II and Administrative Agent entered into that certain Amended and Restated Credit Agreement dated as of March 21, 2006 (the “Amended Agreement”) and that certain Modification of Amended and Restated Credit Agreement dated as of February 29, 2008 (the “Amendment”);

          WHEREAS, BofA, BNYM, Borrower, Managing Member, Acadia Investors II and Administrative Agent entered into that certain Second Amended and Restated Credit Agreement dated as of February 27, 2009 (the “Second Amended Agreement”);

          WHEREAS, pursuant to an Assignment and Assumption Agreement dated as of March 3, 2010 by and between BNYM, as assignor, and BofA, as assignee, BNYM assigned all of its interest under the Original Agreement to BofA;

          WHEREAS, pursuant to that certain Third Amended and Restated Credit Agreement dated as of March 3, 2010 by and among BofA, Borrower, Managing Member, Acadia Investors II and Administrative Agent (the “Third Amended Agreement”; the Original Credit Agreement, as amended and restated by the Amended Agreement, as modified by the Amendment, as amended and restated by the Second Amended Agreement and as amended and restated by the Third Amended Agreement, collectively, the “Original Agreement”);

          WHEREAS, Borrower, Managing Member and Acadia Investors II have requested that Lenders extend the Maturity Date of the Original Agreement and otherwise modify the terms and provisions thereof and Lenders have agreed, on the terms and conditions hereof, to do so; and

          WHEREAS, Borrower desires that Lenders extend credit as provided herein, and Lenders are prepared to extend such credit on the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained, Borrower, Administrative Agent and Lenders hereby agree to amend and restate all of the terms and provisions of the Original Agreement as follows:

ARTICLE I

          PARTICULAR TERMS, DEFINITIONS AND RULES OF CONSTRUCTION

          Section 1.01. Definitions. The following terms, as used herein, shall have the following meanings:

“Administrative Agent’s Counsel” — Schiff Hardin LLP, 900 Third Avenue, 23rd Floor, New York, New York 10022.

“Administrative Agent’s Office” — Administrative Agent’s Office as set forth on its signature page of this Agreement, or such other address in the United States as Administrative Agent may designate by notice to Borrower and Lenders.

“Adverse Investor Event” — Has the meaning given to such term in Section 2.14.

“Affiliate” — As to any Person, any other Person (other than a Subsidiary thereof) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person (including, with its correlative meanings, “controlled by” and “under common control with”) means the power, directly or indirectly, either to (a) vote 50% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Aggregate Outstanding Extensions of Credit” — As to any Lender at any time, an amount equal to such Lender’s Pro Rata Share of the sum of, without duplication, the aggregate Principal Amount plus the aggregate face amount of all Letters of Credit then outstanding plus the aggregate reimbursement obligations then outstanding.

“Allowable Construction Borrowing” — (i) Loan proceeds under loans to Albee Development LLC and/or Acadia-P/A Sherman Avenue LLC, which loans are solely for the purpose of providing such Subsidiaries with funds to construct buildings on the properties owned by such Subsidiaries, provided the loan budget for any such loan provides for an interest reserve sufficient to pay all debt service related to such property through the construction period, as reasonably determined by Administrative Agent, and (ii) up to $5,000,000 in aggregate loan proceeds as between all Subsidiaries of Borrower other than those referred to in the preceding clause (i) which proceeds are solely for the purpose of improving the real property owned by such Subsidiaries, provided the loan budget for any such loan provides for an interest reserve sufficient, together with any net operating income of such property, to pay all debt service related to such property through the construction period, as reasonably determined by Administrative Agent.

“Applicable Lending Office” — For each Lender and for the portions of the outstanding principal balance under its Note bearing interest based on the Prime Rate or the BBA LIBOR Daily Floating Rate, as applicable, the lending office of such Lender (or of an affiliate of such Lender) designated as such on the signature page hereof or in the applicable Assignment and Assumption Agreement, or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to Administrative Agent and Borrower as the office by which the portions of the outstanding principal balance under its Note bearing interest based on the Prime Rate or the BBA LIBOR Daily Floating Rate are to be made and maintained.

“Applicable Margin” — 2.90% per annum.

“Approved Use” — Has the meaning specified in Section 5.16.

“Assignee” — Has the meaning specified in Section 10.10.

“Assignment and Assumption Agreement” — An Assignment and Assumption Agreement, substantially in the form of Exhibit I, pursuant to which a Lender assigns and an Assignee assumes rights and obligations in accordance with Section 10.10.

“Authorization Letter” — The letter in the form of Exhibit A.

“Available Commitment” — The Total Commitment.

“BBA LIBOR” — Has the meaning provided to such term in Section 2.08.

“BBA LIBOR Daily Floating Rate” — Has the meaning provided to such term in Section 2.08.

“Borrowing Date” — Any Business Day specified in a notice pursuant to Section 2.05 as a date on which Borrower requests Lenders to make Loans hereunder.

“Business Day” — Any day on which commercial banks are not authorized or required to close in New York City; and, whenever such day relates to BBA LIBOR, any such day in which dealings in Dollar deposits are also carried out in the London interbank market and banks are also open for business in London.

“Capital Call” — A call upon the Investors in Borrower and/or Acadia Investors II to fund all or any portion of the Capital Commitments pursuant to and in accordance with the Stockholders Agreement and/or in accordance with the Operating Agreement.

“Capital Commitments” — The commitment of each Investor to make Capital Contributions, directly or indirectly, to fund Borrower in the amount set forth in, and pursuant to the terms of, the Stockholders Agreement and the Operating Agreement.

“Capital Contributions” — With respect to any partner or member in Borrower, cash payments or contributions by such partner or member to Borrower pursuant to Article V of the Operating Agreement and, with respect to any other Investor, cash payments or contributions by such Investor to Acadia Investors II pursuant to Section 6 of the Stockholders Agreement.

“Capital Contributions Pledge Agreement” — Collectively, the Amended and Restated Capital Contributions Pledge Agreements dated as of March 21, 2006 and executed and delivered by Borrower and Acadia Investors II.

“Capital Demand Notice” — Any notice sent to the Investors in connection with a Capital Call.

“Capital Events Collateral Security Agreement” — That certain Capital Events Collateral Security Agreement dated as of the date hereof between Borrower and Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time.

“Capital Stock” — Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all similar ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

“Cash Collateral Agreement” — The Amended and Restated Cash Collateral Agreement to be executed and delivered by Borrower dated as of March 21, 2006, as the same may be amended, supplemented or otherwise modified from time to time.

“Cash Equivalents” — (a) Securities with maturities of ninety (90) days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of ninety (90) days or less from the date of acquisition and overnight bank deposits of any Lender or of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven (7) days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-2 or the equivalent thereof by S&P or P-2 or the equivalent thereof by Moody’s and in either case maturing within ninety (90) days after the date of acquisition, (e) securities with maturities of ninety (90) days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s, (f) securities with maturities of ninety (90) days or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

“Closing Date” — The date of this Agreement as first set forth above.

“Code” — The Internal Revenue Code of 1986, as amended from time to time.

“Collateral” — (i) The Deposit Account and the Subscription Account, (ii) all funds now or hereafter deposited into the Subscription Account and (iii) any other property upon which a Lien has been or is purported or intended to have been granted to Administrative Agent, for the benefit of Lenders, under the Capital Events Collateral Security Agreement or the Cash Collateral Agreement.

“Credit Amount” — $40,000,000, provided that (i) effective from and after October 31, 2013, the Credit Amount shall reduce to $15,000,000, (ii) effective from and after February 1, 2014, the Credit Amount shall reduce to $11,250,000, (iii) effective from and after May 1, 2014, the Credit Amount shall reduce to $7,500,000 and (iv) effective from and after August 1, 2014, the Credit Amount shall reduce to $3,750,000.

“Credit Documents” — This Agreement, each Note, each application referred to in Section 2.17(f), the Guaranty, the Security Documents, the Authorization Letter, the Investor Acknowledgments, any guarantees or documents of assurance given by direct investors in Borrower to Administrative Agent and/or Lenders, Uniform Commercial Code financing statements in respect of the Collateral and any other collateral given as security for the Credit Facility or the Obligations, and any other documents which evidence or secure the Credit Facility or the Obligations.

“Credit Facility” — The credit facility, in an amount up to the Credit Amount, to be provided pursuant to this Agreement including both the making of Loans and the issuance of Letters of Credit.

“Credit Parties” — Borrower, Managing Member and Acadia Investors II.

“Default” — Any event or circumstance which, with the giving of notice or the passage of time, or both, would become an Event of Default.

“Default Rate” — The Prime Based Rate plus 4% per annum.

“Deposit Account” — Has the meaning set forth in the Capital Events Collateral Security Agreement.

“Dollars” and “$” — Lawful money of the United States.

“Dore LP” — Dore Capital Real Estate, L.P., a Delaware limited partnership.

“Employee Benefit Plan” — Any employee benefit or other plan established or maintained, or to which contributions have been made, by Borrower or Guarantor.

“Environmental Laws” — Any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other requirements of Law regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or for the protection of human health from environmental dangers, as now or may at any time hereafter be in effect.

“ERISA” — The Employee Retirement Income Security Act of 1974, as amended from time to time, including the rules and regulations promulgated thereunder.

“ERISA Affiliate” — Any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as Borrower and/or Guarantor, or any trade or business which is under common control (within the meaning of Section 414(c) of the Code) with Borrower and/or Guarantor, or any organization which is required to be treated as a single employer with Borrower and/or Guarantor under Section 414(m) or 414(o) of the Code.

“ERISA Investor” — An Investor that is an “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) subject to Title IV and Title I, Subtitle B, Part 3 of ERISA, a group trust, as described in Revenue Ruling 81-100, or a partnership or commingled account or fund which is subject to Title I of ERISA.

“ERISA Group” — Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

“Event of Default” — Has the meaning given to such term in Article VIII.

“Federal Funds Rate” — For any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upwards to the next higher 1/100 of

1%) charged to Bank of America on such day on such transactions as determined by Administrative Agent.

“Financial Statements” — Statements of the assets, liabilities (direct or contingent), income, expenses and cash flow of Borrower and Guarantor, prepared in accordance with GAAP.

“Financing Lease” — Any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

“GAAP” — Generally accepted accounting principles in the United States of America as in effect from time to time and consistently applied.

“Gloster Principal Reaffirmations” — Has the meaning specified in Section 6.14.

“Governing Documents” — As to any Person, its articles or certificate of incorporation and by-laws, its partnership agreement, its certificate of formation and operating agreement, and/or the other organizational or governing documents of such Person.

“Governmental Authorities” — The United States, any state and any political subdivision, agency, department, commission, board, bureau or instrumentality of either of them, including any local authorities, which exercises jurisdiction over Borrower, Guarantor or any of the other Credit Parties or any Investor.

“Governmental Plan Investor” — An Investor that is a “governmental plan” as defined in Section 3(32) of ERISA.

“Guarantee Obligation” — As to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The terms “Guarantee”

and “Guaranteed” used as a verb shall have a correlative meaning. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by Borrower in good faith.

“Guarantor” — Acadia Realty Limited Partnership, a Delaware limited partnership, which is the sole member of Managing Member.

“Guaranty” — That certain Guaranty Agreement dated as of the date hereof made by Acadia Realty Limited Partnership to Lenders and Administrative Agent.

“Indebtedness” — Of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) including any unfunded commitments to lend money to such Person, or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person in respect of letters of credit, acceptances or similar instruments issued or created for the account or upon the application of such Person and (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

“Individual Commitment” — With respect to each Lender, the amount set forth opposite the name of such Lender on Schedule A attached hereto (subject to change in accordance with the terms of this Agreement).

“Initial Advance” — The first advance of proceeds of any Loan to be made hereunder.

“Investments” — Has the meaning specified in the Operating Agreement.

“Investor Acknowledgment” — The acknowledgment executed and delivered by each Investor, substantially in the form of Exhibit C hereto, as the same may be reaffirmed, amended, supplemented or otherwise modified from time to time in accordance with this Agreement.

“Investor Claims” — All debts and liabilities of an Investor, in its capacity as a member in Borrower, to Borrower, and/or as a shareholder in Acadia Investors II, to Acadia Investors II, in either case whether such debts and liabilities now exist or hereafter are incurred or arise, or whether the obligations of such Investor therein be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities are evidenced by a note, contract, bargain account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be, created, or the manner in which they have been or may hereafter be acquired by Borrower or Acadia Investors II. “Investor Claims” shall include, without limitation, all rights and claims of Borrower against an Investor under the Operating Agreement and of Acadia Investors II against an Investor under the Stockholders Agreement.

“Investor Guarantor” — Any entity which has guarantied to Lenders the payment and/or funding of all or any portion of any Investor’s Capital Commitments.

“Investor Reaffirmations” — Has the meaning specified in Section 6.14.

“Investors” — From time to time, Managing Member, Acadia Investors II, each of the other members of Borrower and all stockholders of Acadia Investors II.

“Law” — Any federal, state or local law, statute, rule, regulation, ordinance, order, decree, directive, requirement, code, notice of violation or rule of common law, now or hereafter in effect, and in each case as amended, and any judicial or administrative interpretation thereof by a Governmental Authority or otherwise, including any judicial or administrative order, determination, consent decree or judgment.

“Lead Arranger” — Merrill Lynch, Pierce, Fenner & Smith Incorporated, successor by merger to Banc of America Securities LLC.

“Lender Reply Period” — Has the meaning specified in Section 10.09.

“Lien” — Any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing), and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing.

“Liquidity” — (x) Unpaid Capital Commitments of Managing Member and Investors as to whom no Adverse Investor Event has occurred, (y) unencumbered cash (excluding the Deposit Account and all funds on deposit therein) and (z) unencumbered Cash Equivalents.

“Loan” — Has the meaning given to such term in Section 2.01.

“Material Adverse Effect” — (a) A material adverse effect on the business, operations, property, condition (financial or otherwise) or prospects of Borrower or (b) a material adverse effect on the validity or enforceability of this Agreement or any of the other Credit Documents or the Investor Acknowledgments or the rights or remedies of Administrative Agent or Lenders hereunder or thereunder, or (c) any circumstances or events which could reasonably be expected to materially impair, impede, or jeopardize the obligation and the liability of Managing Member or Acadia Investors II to fulfill their obligations under the Operating Agreement.

“Material Plan” — At any time a Plan or Plans having aggregate Unfunded Liabilities in an amount that would have a Material Adverse Effect if such Plans were terminated.

“Materials of Environmental Concern” — Any gasoline or petroleum products (including crude oil) or any fraction thereof or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

“Maturity Date” — December 22, 2014.

“Minimum Release Price” — As to each Subsidiary and its assets (each of which constitutes and Investment), the amount set forth on Exhibit H opposite the name of such Subsidiary.

“Moody’s” — Moody’s Investor Service, Inc.

“Multiemployer Plan” — Any plan defined as such in Section 3(37) of ERISA.

“Net Refinance Proceeds” — The excess of (i) the principal amount borrowed by any Subsidiary since the date of the most recent Financial Statements delivered by Borrower to Administrative Agent over (ii) the sum of (x) the principal amount of the Indebtedness (excluding interest) of such Subsidiary being repaid, (y) the reasonable and customary out-of-pocket closing costs of such refinance, as reasonably approved by Administrative Agent, and (z) the amount of such new borrowing which constitutes Allowable Construction Borrowing.

“Note”; “Notes” — Have the respective meanings specified in Section 2.06.

“Obligations” — The unpaid principal amount of, and interest (including, without limitation, interest accruing after the maturity of the Credit Facility and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) on the Loans, and all other obligations and liabilities of the Credit Parties and Guarantor to Administrative Agent and Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, or out of or in connection with, this Agreement, the Notes, the Letters of Credit, the Security Documents and any other Credit Documents and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel to Administrative Agent or to Lenders that are required to be paid by a Credit Party or Guarantor pursuant to the terms of the Credit Documents) or otherwise.

“Operating Agreement” — That certain Amended and Restated Operating Agreement of Borrower by and among Managing Member and Acadia Investors II dated as of October 15, 2004 (effective as of August 15, 2004), as amended by First Amendment to Amended and Restated Operating Agreement of Borrower by and among Managing Member and Acadia Investors II dated as of August 15, 2004, as supplemented by that certain Pledge Agreement dated as of June 15, 2004 from Acadia Investors II, Inc. to Borrower, as amended by Second Amendment to Amended and Restated Operating Agreement of Borrower by and among Managing Member and Acadia Investors II dated as of January 1, 2006 and as amended by action of Managing Member with the written consent of the advisory committee of Borrower by required vote dated January 5, 2010, and as the same may hereafter be modified in compliance with the terms of this Agreement.

“Parent” – Acadia Realty Trust, a Maryland real estate investment trust and the parent company of Guarantor.

“Participant”; “Participation” — Have the meanings specified in Section 10.10.

“Payor” — Has the meaning given to such term in Section 9.12(a).

“PBGC” — The Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Pending Capital Call” — A Capital Call made upon the Investors of Borrower no more than fifteen (15) days prior to the date of determination, which Capital Call has not yet been funded by any of the Investors.

“Pension Plan” — Any employee pension benefit plan within the meaning of Section 3(2) of ERISA with respect to which Borrower, Guarantor or any ERISA Affiliate at any relevant time has liability or an obligation to contribute.

“Person” — An individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other entity of whatever nature.

“Plan” — At any time an employee pension benefit plan within the meaning of Section 3(2) of ERISA that is maintained or contributed to by any member of the ERISA Group.

“Prime Based Rate” — On any day, the rate of interest per annum equal to the Applicable Margin plus the Prime Rate, each change in said rates to be effective, without notice or demand of any kind, as of the date of such change.

“Prime Rate” — On any day, the rate of interest per annum then most recently established by the Person serving as Administrative Agent as its “prime rate,” it being understood and agreed that such rate is set by the Person serving as Administrative Agent as a general reference rate of interest, taking into account such factors as the Person serving as Administrative Agent may deem appropriate, that it is not necessarily the lowest or best rate actually charged to any customer or a favored rate, that it may not correspond with future increases or decreases in interest rates charged by other lenders or market rates in general, and that the Person serving as Administrative Agent may make various business or other loans at rates of interest having no relationship to such rate. If the Person serving as Administrative Agent (including any subsequent holder of such position) ceases to exist or to establish or publish a prime rate from which the Prime Rate is then determined, the applicable variable rate from which the Prime Rate is determined thereafter shall be instead the prime rate reported in The Wall Street Journal (or the average prime rate if a high and a low prime rate are therein reported), and the Prime Rate shall change without notice with each change in such prime rate as of the date such change is reported.

“Principal Amount” — At any time, the aggregate outstanding principal amount of the Notes.

“Projected Sources” — Has the meaning specified in Section 6.17.

“Projected Sources and Uses” — Has the meaning specified in Section 6.17.

“Projected Uses” — Has the meaning specified in Section 6.17.

“Pro Rata Share” — With respect to each Lender, the ratio of such Lender’s Individual Commitment to the Credit Amount. As of the date hereof, Lenders’ respective Pro Rata Shares are as follows:

Lender	Pro Rata Share

BofA	100%

“Regulation D” and “Regulation U” — Respectively, Regulation D and Regulation U of the Board of Governors of the Federal Reserve System.

“Release Price” — With respect to the sale of any Subsidiary or the assets of such Subsidiary, the greater of (i) the gross sales price, including all consideration given to, or paid on behalf of, Borrower and/or the applicable Subsidiary in connection with such sale less only reasonable and customary out-of-pocket costs of such sale as reasonably approved by Administrative Agent and (ii) the Minimum Release Price for such Subsidiary.

“Required Lenders” — At any time, those Lenders whose aggregate Pro Rata Shares exceed 50%.

“Required Payment” — Has the meaning given to such term in Section 9.12(a).

“Requisition” — A written statement by or on behalf of Borrower, in form and substance satisfactory to Administrative Agent, setting forth in each instance the aggregate amount of the Loans requested to be borrowed and certifying the purpose for which the proceeds of such Loans are to be used.

“Responsible Party” — For any Governmental Plan Investor, (a) if the state under which such Governmental Plan Investor operates is obligated to fund such Governmental Plan Investor and is liable to fund any shortfalls, such state, and (b) otherwise, the Governmental Plan Investor itself.

“S&P” — Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Security Documents” — The collective reference to the Capital Events Collateral Security Agreement and the Cash Collateral Agreement, and all other security documents at any time delivered to Lenders and/or Administrative Agent granting a Lien on any asset or assets of any Person to secure any of the Obligations or to secure any guarantee of any such Obligations.

“Sources and Uses Period” — Has the meaning specified in Section 6.17.

“Sponsor” — For any ERISA Investor, the “plan sponsor” within the meaning of Section 3(16)(B) of ERISA.

“Stockholders Agreement” — That certain Amended and Restated Stockholders Agreement by and among Acadia Investors II, Yale University, The Vanderbilt University, Carnegie Corporation of New York, The Board of Trustees of the Leland Stanford Junior University, Gloster, LLC, The Dupont Pension Trust and The William and Flora Hewlett Foundation dated as of October 15, 2004 (effective as of August 15, 2004), as amended by First Amendment to Stockholders Agreement by and among Acadia Investors II, Yale University, The Vanderbilt University, Carnegie Corporation of New York, The Board of Trustees of the Leland Stanford University, Gloster, LLC, The Dupont Pension Trust and The William and Flora Hewlett Foundation dated as of August 15, 2004.

“Subscription Account” — The collateral account established by Borrower at Bank of America, N.A., in the name of Administrative Agent, as secured party, and identified as follows: Acadia Strategic Opportunity Fund II, LLC, Account #9489651466, ABA #02120039, Bank of America, N.A., One Bryant Park, 35th Floor, New York, New York 10036.

“Subsidiary” — As to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of Borrower.

“Supplemental Fee Letter” — Collectively, that certain letter agreement dated as of January 30, 2009 among BofA, Lead Arranger and Borrower, that certain letter agreement dated as of March 3, 2009 among BofA, Lead Arranger and Borrower and that certain letter agreement dated as of the date hereof among BofA, Lead Arranger and Borrower, providing for Borrower’s payment to Lead Arranger and/or BofA on the date hereof and from time to time hereafter certain fees in connection with the Credit Facility, each such fee to be for Lead Arranger’s and/or BofA’s own account.

“Termination Event” — (i) A “reportable event”, as such term is described in Section 4043 of ERISA (other than a “reportable event” not subject to the provision for thirty (30) day notice to the PBGC), or an event described in Section 4062(e) of ERISA, (ii) the withdrawal by any member of the ERISA Group from a Multiemployer Plan or the incurrence of liability by any member of the ERISA Group upon the termination of a Multiemployer Plan, (iii) the filing of a notice of intent to terminate any Plan under Section 4041 of ERISA, other than in a standard termination within the meaning of Section 4041 of ERISA, or the treatment of a Plan amendment as a distress termination under Section 4041 of ERISA, (iv) the institution by the PBGC of proceedings to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or cause a trustee to be appointed to administer, any Plan or (v) any other event or condition that might reasonably constitute grounds for the involuntary termination of, or the appointment of a trustee by the PBGC to administer, any Plan or the imposition of any Lien on the assets of any member of the ERISA Group.

“Total Commitment” — The Credit Amount (subject to change in accordance with the terms of this Agreement).

“Unfunded Liabilities” — With respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for such purposes, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

“Unpaid Capital Commitments” — At any time (x) the aggregate Capital Commitments, including amounts which are subject to any Pending Capital Call under the Stockholders Agreement, provided, however, that to avoid double counting, the Capital Commitment of Acadia Investors II shall not be counted since such Capital Commitment is, in effect, a pass-through of the Capital Commitments of Investors under the Stockholders Agreement less (y) the aggregate Capital Calls made upon the Investors regardless of whether the Investors have actually funded all such Capital Calls.

“Unused Commitment” — At any time, an amount equal to the excess, if any, of (a) the Total Commitment over (b) the Aggregate Outstanding Extensions of Credit of all Lenders.

“Unused Fee” — 0.30%.

“United States” and “U.S.” — The United States of America.

“Vanderbilt” — The Vanderbilt University, a corporation organized under the laws of the State of Tennessee.

“Vanderbilt Guaranty” — That certain Guaranty of Capital dated March 3, 2010 executed and delivered by Vanderbilt.

“Vanderbilt Reaffirmation” — Has the meaning specified in Section 6.14.

          Section 1.02. Rules of Construction. Except as expressly provided otherwise, when used in this Agreement (i) “or” is not exclusive, (ii) “hereunder”, “herein”, “hereof” and the like refer to this Agreement as a whole, (iii) “Article”, “Section”, “Schedule” and “Exhibit” refer to Articles, Sections, Schedules and Exhibits of this Agreement, (iv) terms defined in the singular shall have a correlative meaning when used in the plural and vice versa, (v) a reference to a Law includes any amendment, modification or supplement to, or replacement of, such Law and (vi) a reference to a document shall mean such document as the same may be amended, modified or supplemented from time to time in accordance with its terms. The cover page and the Exhibits and Schedules annexed hereto are incorporated as a part of this Agreement with the same effect as if set forth in the body hereof. Any table of contents and all captions and headings herein are for convenience only and shall not affect the interpretation or construction hereof.

ARTICLE II

THE CREDIT FACILITY

          Section 2.01. Generally.

               (a) Subject to the terms and conditions of this Agreement, each Lender severally agrees to make a loan to Borrower (each, a “Loan” and, collectively, “Loans”), subject to the provisions of this Agreement, and on the basis of the representations, warranties and covenants made herein and in the other Credit Documents, in periodic disbursements as hereinafter set forth. On the date hereof following principal payments made on the date hereof by Borrower under the Original Agreement, the Principal Amount is $40,000,000. Following any repayment of the principal amount of the Loans, whether required pursuant to the terms hereof or voluntary, no amount may be re-advanced or re-borrowed.

               (b) Notwithstanding anything to the contrary contained herein, the aggregate principal amount of Loans outstanding hereunder shall not at any time exceed the Available Commitment.

          Section 2.02. Nature of Lenders’ Obligations. The obligations of Lenders under this Agreement are several, and no Lender shall be responsible for the failure of any other Lender to make or participate in any extension of credit under the Credit Facility to be made or participated in by such other Lender. However, the failure of any Lender to make or participate in any extension of credit under the Credit Facility to be made or participated in by it hereunder on the date specified therefor shall not relieve any other Lender of its obligation to make or participate in any extension of credit under the Credit Facility specified hereby to be made or participated in by it on such date.

          Section 2.03. Purpose. Borrower shall use the proceeds of the Loans for business purposes permitted under the Operating Agreement. In no event shall extensions of credit under the Credit Facility be used in a manner that would violate Regulation U or in connection with a hostile acquisition or for any illegal purpose.

          Section 2.04. Amounts of Loans. The Initial Advance in the form of Loans by Lenders shall be in the minimum amount of $100,000 and in integral multiples of $25,000 above such amount unless otherwise agreed by Administrative Agent, and shall be made upon satisfaction of the conditions set forth in Section 4.01. Subsequent Loans by Lenders shall be made no more frequently than monthly thereafter, upon satisfaction of the conditions set forth in Section 4.02. The amount of each Loan by Lenders subsequent to the Initial Advance shall be in the minimum amount of $100,000 (unless less than said amount is available for disbursement pursuant to the terms hereof at the time of such Loan, in which case the amount of such Loan shall be equal to such remaining availability) and in integral multiples of $25,000 above such amount.

          Section 2.05. Procedure for Loans. Prior to the Maturity Date, Borrower may borrow Loans under the Credit Facility on any Business Day in an aggregate principal amount not exceeding the lesser of (A) the aggregate Unused Commitments then in effect and (B) the Available Commitment then in effect minus the Aggregate Outstanding Extensions of Credit of all Lenders, provided that Borrower shall give Administrative Agent irrevocable Requisition (which Requisition must be received by Administrative Agent prior to 10:00 a.m., New York time, four (4) Business Days prior to the requested Borrowing Date, which shall include a certification of Borrower specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, and (iii) in reasonable detail, the Approved Use for which such borrowing is being made and representing that such Approved Use is in compliance in all respects with the terms of the Operating Agreement, the Stockholders Agreement and the Credit Documents. Administrative Agent, upon its receipt and approval of the request for a borrowing of Loans, will notify all Lenders either by telephone or facsimile. Not later than 10:00 a.m. (New York time) on the applicable Borrowing Date, each Lender shall, through its Applicable Lending

Office and subject to the conditions of this Agreement, make its Pro Rata Share of the total amount of the Loan to be made on such Borrowing Date available to Administrative Agent, at Administrative Agent’s Office and in immediately available funds for the account of Borrower. The amount so received by Administrative Agent shall, subject to the conditions of this Agreement, be made available to Borrower, in immediately available funds, by Administrative Agent’s crediting an account of Borrower designated by Borrower in its Requisition for such Loans. Notwithstanding anything to the contrary contained herein, Borrower and Lenders acknowledge that (i) the full amount of the Loans was advanced under the Original Agreement and is outstanding as of the date hereof and (ii) Borrower is not entitled to any further advances hereunder

          Section 2.06. Notes. The Loans shall be evidenced by a note or notes of Borrower in the form of Exhibit D, duly completed and executed by Borrower (one for each Lender in an amount equal to such Lender’s Individual Commitment, payable for the account of such Lender’s Applicable Lending Office), in an aggregate principal amount equal to the Credit Amount (such notes, as the same may hereafter be amended, modified, extended, severed, assigned, substituted, renewed or restated from time to time (including, without limitation, any substitute notes pursuant to Section 10.10), each, a “Note” and collectively, the “Notes”). The Notes include the existing Notes delivered to Lenders pursuant to the Original Agreement. The Notes shall mature, and all outstanding principal and other sums thereunder shall be paid in full, on the Maturity Date, as the same may be accelerated or extended.

          In case of any loss, theft, destruction or mutilation of any Lender’s Note, Borrower shall, upon its receipt of an affidavit of an officer of such Lender as to such loss, theft, destruction or mutilation and, in the case of any such loss, theft or destruction, an appropriate indemnification, execute and deliver a replacement Note to such Lender in the same principal amount and otherwise of like tenor as the lost, stolen, destroyed or mutilated Note.

          Section 2.07. Payments and Distributions. Borrower shall make each payment under this Agreement and under the Notes not later than 11:00 a.m. (New York time) on the date when due to Administrative Agent at Administrative Agent’s Office in immediately available funds. Administrative Agent will thereafter, on the day of its receipt of each such payment, cause to be distributed to each Lender such Lender’s appropriate share of the payments of principal and interest, and its appropriate share of the payments of other sums, in like funds for the account of such Lender’s Applicable Lending Office. Payments by Borrower hereunder or under the Notes or other Credit Documents shall be made without setoff or counterclaim.

          Except to the extent otherwise provided in this Agreement, whenever any payment to be made under this Agreement or under the Notes is due on any day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest and, if applicable, fees, as the case may be.

               Each Lender’s interest in the Credit Facility shall be of equal priority with the interest of each other Lender.

          Section 2.08. Interest.

               (a) The unpaid Principal Amount of the Loan from day to day outstanding which is not past due, shall bear interest at a fluctuating rate of interest equal to the BBA LIBOR Daily Floating Rate plus the Applicable Margin. The “BBA LIBOR Daily Floating Rate” shall mean a fluctuating rate of interest equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as selected by Administrative Agent from time to time) as determined for each Business Day at approximately 11:00 a.m. London time two (2) London Banking Days prior to the date in question, for U.S. Dollar deposits (for delivery on the first day of such interest period) with a one month term, as adjusted from time to time in Administrative Agent’s sole discretion for reserve requirements, deposit insurance assessment rates and other regulatory costs. If such rate is not available at such time for any reason, then the rate will be determined by such alternative method as reasonably selected by Administrative Agent. A “London Banking Day” is a day on which banks in London are open for business and dealing in offshore dollars. Interest shall be computed for the actual number of days which have elapsed, on the basis of a 360-day year.

               (b) If Administrative Agent determines that no adequate basis exists for determining the BBA LIBOR Daily Floating Rate or that the BBA LIBOR Daily Floating Rate will not adequately and fairly reflect the cost to Lenders of funding the Loan, or that any applicable law or regulation or compliance therewith by any Lender prohibits or restricts or makes impossible the charging of interest based on the BBA LIBOR Daily Floating Rate and such Lender so notifies Administrative Agent and Borrower, then until Administrative Agent notifies Borrower that the circumstances giving rise to such suspension no longer exist, interest shall accrue and be payable on the unpaid principal balance of this Loan from the date Administrative Agent so notifies Borrower until the Maturity Date of this Loan (whether by acceleration, declaration, extension or otherwise) at a fluctuating rate of interest equal to the Prime Based Rate. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

          Section 2.09. Default Rate. If any amount payable by Borrower under any Credit Document is not paid when due (without regard to any applicable grace periods), such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable law.

          Section 2.10. Intentionally Omitted.

          Section 2.11. Intentionally Omitted.

          Section 2.12. Late Payment Premium. Borrower shall pay to Administrative Agent for the account of Lenders a late payment premium in the amount of 5% of any payments of principal or interest of any Loan made more than ten (10) days after the due date thereof, which late payment premium shall be due with any such late payment.

          Section 2.13. Voluntary Prepayments. Borrower may, upon at least five (5) Business Days’ notice (which notice shall be irrevocable) to Administrative Agent (which shall promptly notify each Lender), prepay the Principal Amount, in whole or part, without premium or penalty; provided, however, that (i) any partial prepayment under this Section shall be in a principal amount of not less than $100,000 and an integral multiple of $25,000 and (ii) each prepayment under this Section shall include all interest accrued on the amount of principal prepaid (and all late charges and other sums that may be payable) through the date of prepayment. Amounts prepaid may be not reborrowed.

          Section 2.14. Adverse Events Regarding Investors. In accordance with Section 6.06, Borrower shall promptly notify Administrative Agent of the occurrence of any one of the following events or existence of any one of the following conditions (each, an “Adverse Investor Event”):

          (i) such Investor or its Sponsor or Responsible Party or Investor Guarantor, if any, shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due;

          (ii) an involuntary case or other proceeding shall be commenced against such Investor or its Sponsor or Responsible Party or Investor Guarantor, if any, seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against such Investor or its Sponsor or Responsible Party or Investor Guarantor, if any, under the federal bankruptcy laws as now or hereafter in effect;

          (iii) such Investor shall fail to timely fund a Capital Call subject to notice and time to cure in accordance with the terms of the Operating Agreement or the Stockholders Agreement (which cure period shall in no event exceed thirty (30) days), shall repudiate, challenge or declare unenforceable its obligation to fund Capital Contributions, or shall otherwise disaffirm, opt out of, be excused from or default under, or breach the terms of, the Stockholders Agreement or the Operating Agreement in any material respect;

          (iv) one or more judgments or decrees in an aggregate amount equal to ten percent (10%) or more of its net worth shall be entered by a court or courts of competent jurisdiction against such Investor or its Sponsor or Responsible Party or Investor Guarantor, if any (other than any judgment as to which, and only to the extent, a reputable insurance company has acknowledged coverage of such claim in writing or has acknowledged in writing its willingness to defend any such claim under a reservation of rights), and (A) any such judgments or decrees shall not be stayed, discharged, paid, bonded or vacated within thirty (30) days or (B) enforcement proceedings shall be commenced by any creditor on any such judgments or decrees;

          (v) such Investor or its Investor Guarantor, if any, shall breach any obligation acknowledged under or made to Administrative Agent and Lenders in its Investor Acknowledgment (excluding any obligation to honor a Capital Call made by Administrative Agent, as Administrative Agent, Lenders and Borrower shall agree, contemporaneously herewith, to terminate the Capital Contributions Pledge Agreement and Administrative Agent’s rights to make Capital Calls), in any guaranty related to such Investor Acknowledgment or in the Stockholders Agreement in any material respect, or any representation, warranty, certification or statement made by or on behalf of such Investor or its Investor Guarantor, if any, in the Stockholders Agreement, its Investor Acknowledgment, in any guaranty related to such Investor Acknowledgment or in any certificate, financial statement or other document delivered pursuant to this Agreement or such documents, shall have been false or misleading when made and such false or misleading statements could reasonably be expected to have a material adverse effect on the ability of such Investor to fund its Capital Commitment;

          (vi) if either Moody’s and/or S&P downgrade the credit rating of, or cease to provide a credit rating for, any Investor or its Investor Guarantor, if any, which as of the date hereof has a credit rating from Moody’s and/or S&P;

(vii) the transfer or assignment of its indirect interest in Borrower, or withdrawal from, Borrower or Acadia Investors II by such Investor;

          (viii) the failure by such Investor to comply in any material respect with the terms of, or the provisions of the Operating Agreement or the Stockholders Agreement acknowledged in, its Investor Acknowledgment, after Administrative Agent has notified Borrower in writing that such failure has occurred and will be treated as an Adverse Investor Event, and such Investor fails to comply with such terms or provisions within fifteen (15) Business Days after Administrative Agent’s delivery of such notice to Borrower; or

(ix) the failure by Managing Member or Acadia Investors II to deliver to Administrative Agent within forty-five (45) days after notice thereof is delivered to Borrower (A) the financial statements required to be delivered by such Investor pursuant to the Investor Acknowledgment executed by such Investor, and (B) from time to time upon the reasonable request of Administrative Agent, a certificate for such Investor setting forth the remaining amount of its Capital Commitment which it is obligated to fund.

          Section 2.15. Mandatory Prepayments. If on any date the Aggregate Outstanding Extensions of Credit of all Lenders exceed the Available Commitment, Borrower shall immediately on such date prepay the Loans in an amount equal to the amount of such excess.

          Section 2.16. Intentionally Omitted.

          Section 2.17. Permanent Loan/No Letters of Credit. The credit facility under the Original Agreement was a revolving credit facility which included availability of letters of credit. As amended and restated hereby, the Credit Facility is modified to be a permanent loan which has been fully advanced under the Original Agreement. Neither Administrative Agent nor any Lender is obligated to, or will, issue any letters of credit as part of the Credit Facility and there are no existing letters of credit which are part of the Credit Facility.

ARTICLE III

INTENTIONALLY OMITTED

ARTICLE IV

CONDITIONS PRECEDENT

          Section 4.01. Conditions Precedent to Initial Advance. Lenders shall not be obligated to make the Initial Advance hereunder until the following conditions shall have been satisfied:

(a) There shall exist no Default or Event of Default, and no Default or Event of Default would result from the making of the Initial Advance;

          (b) The representations and warranties made to Administrative Agent or Lenders herein, in the other Credit Documents and in any other document, certificate or statement executed or delivered to Administrative Agent or Lenders in connection with the Credit Facility shall be true and correct on and as of the date of the advance with the same effect as if made on such date;

(c) Lenders shall have received and approved each of the following:

          (1) Fees and Expenses. (i) Those fees required by the Supplemental Fee Letter to be paid on or before the date hereof, to be retained by Administrative Agent and/or BofA for its own account or as otherwise agreed among Lenders whether or not any Loan is advanced or any Letters of Credit are issued; and (ii) all fees and expenses incurred by Administrative Agent (including, without limitation, the reasonable fees and expenses of Administrative Agent’s Counsel);

          (2) Credit Documents and the Supplemental Fee Letter. This Agreement, each of the other Credit Documents, including, without limitation, the Supplemental Fee Letter, duly executed by the parties thereto, and, where applicable, duly acknowledged and in proper form for recording or filing, as the case may be, and all necessary or desirable recordings and filings shall have been duly made (Administrative Agent and Lenders hereby acknowledge that Administrative Agent has received all requisite Investor Acknowledgments in connection with the Original Agreement);

(3) Financial Statements. Current Financial Statements and such other financial data as Administrative Agent shall require;

          (4) Actions to Perfect Liens. Evidence that all filings, recordings, registrations and other actions, including, without limitation, the filing of duly executed financing statements on form UCC-l, necessary or, in the reasonable opinion of Administrative Agent, desirable to perfect the Liens created by the Security Documents shall have been completed;

(5)Insurance. Evidence that all of the requirements of Section 6.09 have been satisfied;

          (6) Closing Certificate. A certificate of Borrower and of Managing Member, each dated the Closing Date, substantially in the form of Exhibit E, with appropriate insertions and attachments, executed by Borrower or Managing Member, as the case may be;

          (7) Certificate regarding Capital Commitments. A certificate regarding Capital Commitments, substantially in the form of Exhibit G, showing the Capital Commitments and Unpaid Capital Commitments of all Investors as of the Closing Date with appropriate insertions and dated the Closing Date, executed by Borrower;

          (8) Corporate Proceedings of Borrower. A copy of the resolutions of the board of directors of Acadia Investors II and of Parent, as sole member of the Managing Member, on behalf of Borrower authorizing (i) the execution, delivery and performance of this Agreement and the other Credit Documents, (ii) the borrowings and other extensions of credit contemplated hereunder and (iii) the granting by it of the Liens created pursuant to the Security Documents to which it is a party, certified by the Secretary or an Assistant Secretary of such corporations as of the Closing Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded;

          (9) Borrower Incumbency Certificate. A certificate, dated the Closing Date, as to the incumbency and signature of the officers of the Parent, Managing Member and Acadia Investors II executing any Credit Document, executed by the Secretary or any Assistant Secretary of such entities;

(10) Investor Documents. True and complete copies of the financial statements contemplated by the Investor Acknowledgment of each Investor;

          (11) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement, the other Credit Documents, the Operating Agreement and the Stockholders Agreement and such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as Administrative Agent shall reasonably request;

(12) Investor Acknowledgments. Investor Acknowledgments from each Investor, duly executed and delivered by each Investor;

(13) Borrower Counsel Opinions. Opinions of counsel for Borrower, Managing Member and Acadia Investors II;

          (14) Organizational Documents. If Borrower, Guarantor or any general partner or member of Borrower is a corporation, current copies of the following documents with respect to each (unless otherwise indicated):

(i) a good-standing certificate from the jurisdiction of its incorporation,

          (ii) a resolution, certified by the corporate secretary, of the shareholders or directors of such corporation authorizing the consummation of the transactions contemplated hereby and the execution, delivery and performance of the Credit Documents and any other documents to be executed, delivered or performed by said corporation (including any substitute or replacement Notes to be executed and delivered pursuant to the terms hereof), and

(iii) a certificate of the corporate secretary as to the incumbency of the officers executing any of the documents required hereby,

and, if Borrower, Guarantor or any partner or member of Borrower is a partnership, venture, limited liability company or trust:

(iv) such entity’s organizational agreement and all amendments and attachments thereto, certified by a general partner, venturer, member or trustee to be true and complete,

(v) any certificates filed or required to be filed by such entity in the jurisdictions of its formation and any other jurisdiction where it does business, and

          (vi) evidence of the authorization of the consummation of the transactions contemplated hereby and the execution, delivery and performance of the Credit Documents and any other documents to be executed, delivered and performed by said entity (including any substitute or replacement notes to be executed and delivered pursuant to the terms hereof), and including any required consents by partners, venturers, members, trustees or beneficiaries;

          (15) Chattel Searches. UCC, judgment and lien searches against Borrower to the effect that searches of proper public records disclose no financing statements filed or recorded against Borrower and no other breaches of this Agreement;

(16) Requisition. A Requisition for the Initial Advance; and

(17) Additional Documentation. Such other approvals, opinions or documents as Administrative Agent may reasonably request;

(d) Immediately after such extension of credit, the Aggregate Outstanding Extensions of Credit of all Lenders will not exceed the Available Commitment; and

(e) No condition or event shall have occurred which has a Material Adverse Effect.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

               Borrower represents and warrants to Administrative Agent and Lenders that:

          Section 5.01. Due Formation, Power and Authority. If Borrower, Guarantor or any general partner or member of Borrower is a corporation, partnership, venture, limited liability company or trust, each such entity is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation and has full power and authority to own or lease its property, to conduct its business as presently and as proposed to be conducted and to consummate the transactions contemplated hereby and to execute, deliver and perform this Agreement and any other Credit Document to which it is a party.

          Section 5.02. Legally Enforceable Agreements. Each of the Supplemental Fee Letter and each Credit Document to which Borrower, Managing Member, Acadia Investors II or Guarantor is a party is a legal, valid and binding obligation of such party, enforceable against Borrower or Guarantor, as the case may be, in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar Laws affecting creditors’ rights generally.

          Section 5.03. Financial Statements. Financial Statements have been heretofore delivered to Lenders which are true, correct and current in all respects and which fairly present the respective financial conditions of the subjects thereof as of the respective dates thereof; no material adverse change has occurred in the financial conditions reflected therein since the respective dates thereof and no borrowings or other extensions of credit (other than under the Credit Facility) which might give rise to a lien or claim against the proceeds of the Credit Facility have been made by or to Borrower or others since the dates thereof.

          Section 5.04. Compliance With Laws; Payment of Taxes. Borrower and Guarantor are in compliance with, and the transactions contemplated hereby and by the other Credit Documents do not and will not violate any provision of, or require any filing, registration, consent or approval under, any Law presently in effect having applicability to Borrower or Guarantor; and Borrower has filed all tax returns (federal, state and local) required to be filed and has paid all taxes, assessments and governmental charges and levies due and payable, including interest and penalties.

          Section 5.05. Litigation. There are no actions, suits or proceedings pending or threatened against or affecting Borrower, Guarantor, the validity or enforceability of any of the Security Documents or the priority of any of the liens created thereby at law, in equity or before or by any Governmental Authorities except actions, suits or proceedings which have been disclosed to Administrative Agent and Lenders in writing and which are fully covered by insurance or would, if adversely determined, not substantially impair the ability of Borrower or Guarantor to pay when due any amounts which may become payable hereunder or under the Notes or the Guaranty or the other Credit Documents or to otherwise pay and perform their respective obligations in connection with the Credit Facility; to Borrower’s knowledge, neither Borrower nor Guarantor is in default with respect to any order, writ, injunction, decree or demand of any court or Governmental Authority.

          Section 5.06. No Conflicts or Defaults. The consummation of the transactions contemplated hereby and the performance hereof and of the other Credit Documents have not resulted and will not result in any breach of, or constitute a default under, any mortgage, deed of trust, lease, bank loan or credit agreement, corporate charter, by-laws, partnership agreement or other instrument to which Borrower or Guarantor is a party or by which Borrower may be bound or affected.

          Section 5.07. Solvency. Borrower and Guarantor are, and upon consummation of the transactions contemplated by this Agreement, the other Credit Documents and any other related documents, will be, solvent.

          Section 5.08. Governmental Regulation. Borrower is not subject to regulation under the Investment Company Act of 1940 or any Law limiting its ability to incur indebtedness for money borrowed as contemplated hereby.

          Section 5.09. Insurance. Borrower has, with respect to its properties and business, insurance covering risks, in amounts, with deductibles or other retention amounts, and with carriers, which meet the requirements of Section 6.09 as of the date hereof.

          Section 5.10. ERISA. Neither Borrower nor Guarantor nor any other Person, including any fiduciary, has engaged in any prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) which could subject Borrower or Guarantor or any Person whom they have an obligation to indemnify to any tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA; neither Borrower nor Guarantor nor any ERISA Affiliate maintains, contributes to or has any liability with respect to a Multiemployer Plan or any other plan subject to Title IV of ERISA; each Employee Benefit Plan is administered in accordance with its terms and in compliance with all applicable Laws, including any reporting requirements; each Pension Plan intending to qualify under Section 401(a) or 401(k) of the Code does so qualify; there is no lien outstanding or security interest given in connection with a Pension Plan; neither Borrower nor Guarantor nor any ERISA Affiliate has any liability with respect to an accumulated funding deficiency (whether or not waived) under Section 412 of the Code or Section 302 of ERISA; neither Borrower nor Guarantor has any liability for retiree medical or death benefits (contingent or otherwise) other than as required by Section 4980B of the Code; and no part of the funds to be used by Borrower or Guarantor in satisfaction of Borrower’s obligations under this Agreement and the other Credit Documents constitute “plan assets” of any “employee benefit plan” within the meaning of ERISA or of any “plan” within the meaning of Section 4975(e)(1) of the Code, as interpreted by the Internal Revenue Service and the United States Department of Labor in rules, regulations, releases or bulletins or as interpreted under applicable case law. The DuPont Pension Trust and Gloster, LLC are the only investors in Acadia Strategic Opportunity Fund II, LLC, Acadia Realty Acquisition II, LLC and Acadia Investors II, Inc. that are either: (i) an employee benefit plan as defined in Section 3(3) of ERISA; or (ii) an entity holding Plan Assets (within the meaning of the plan assets regulation set forth in 29 C.F.R. § 2510.3-101) in which such an employee benefit plan holds an equity interest.

          Section 5.11. No Default. There exists no Default or Event of Default.

          Section 5.12. Liens. None of the Collateral is subject to any Lien except as created by the Security Documents.

          Section 5.13. Federal Regulations. No part of the proceeds of any Loan made under, and no other extension of credit under, the Credit Facility will be used for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect, or for any purpose which violates, or which would be inconsistent with, the provisions of the regulations of such Board of Governors. If requested by any Lender or Administrative Agent, Borrower will furnish to Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.

          Section 5.14. Subsidiaries. Exhibit H sets forth the name of each direct or indirect Subsidiary, its form of organization, its jurisdiction of organization, the total number of issued and outstanding shares or other interests of Capital Stock thereof, the classes and number of issued and outstanding shares or other interests of Capital Stock of each such class, the name of each holder of Capital Stock thereof and the number of shares or other interests of such Capital Stock held by each such holder and the percentage of all outstanding shares or other interests of such class of Capital Stock held by such holders.

          Section 5.15. Security Documents.

               (a) The provisions of each Security Document are effective to create in favor of Administrative Agent for the ratable benefit of Lenders a legal, valid and enforceable security interest in all right, title and interest of the Credit Party party thereto in the “Collateral” described therein.

               (b) The Cash Collateral Agreement and the Capital Events Collateral Security Agreement constitute a fully perfected first Lien on, and security interest in, all right, title and interest of Borrower in the Collateral.

          Section 5.16. Purpose of Credit. The proceeds of the Loans made under, and the other extensions of credit under, the Credit Facility shall be used by Borrower to make Investments, to pay expenses of Borrower in the ordinary course of business and for such other uses as are expressly permitted by the Operating Agreement (collectively, “Approved Uses”), all in accordance with, and subject to the limitations and restrictions contained in, the Operating Agreement.

          Section 5.17. Environmental Matters. Borrower has not received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any Investment, or of any release or threat of release of Materials of Environmental Concern at or from any real property comprising or underlying any Investment, in violation of or in amounts or in a manner that could reasonably give rise to liability under Environmental Laws, nor does Borrower have knowledge or reason to believe that any such notice will be received or is being threatened, except in each case insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that is or are reasonably likely to have a Material Adverse Effect.

          Section 5.18. Capital Commitments. As of the date hereof, the aggregate amount of Unpaid Capital Commitments of Managing Member and all Investors is $50,384,957. Exhibit B sets forth in detail, as of the date hereof, the Capital Commitments and Unpaid Capital Commitments of each Investor and of Managing Member. As of the date hereof, no Investor has defaulted in paying its Capital Calls.

          Section 5.19. Accuracy of Information; Full Disclosure. Neither this Agreement nor any documents, financial statements, reports, notices, schedules, certificates, statements or other writings furnished by or on behalf of Borrower or Guarantor to Administrative Agent or Lenders in connection with the negotiation of this Agreement or the other Credit Documents or the consummation of the transactions contemplated hereby, or required herein or by the other Credit Documents to be furnished by or on behalf of Borrower or Guarantor, contains any untrue or misleading statement of a material fact or omits a material fact necessary to make the statements herein or therein not misleading; there is no fact which Borrower has not disclosed to Administrative Agent and Lenders in writing which materially affects adversely nor, so far as Borrower can now foresee, will materially affect adversely the business affairs or financial condition of Borrower or Guarantor, or the ability of Borrower or Guarantor to perform this Agreement and the other Credit Documents.

          Section 5.20. Requisition as Reaffirmation. Each Requisition submitted to Administrative Agent, and the receipt of the proceeds of the Loan(s) requested thereby, shall constitute an affirmation by Borrower that the representations and warranties contained herein and in the other Credit Documents remain true and correct as of the date of such Requisition.

ARTICLE VI

AFFIRMATIVE COVENANTS OF BORROWER

               Borrower covenants and agrees that it will promptly:

          Section 6.01. Compliance with Laws; Payment of Taxes. Comply with all Laws applicable to it, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed on it and promptly furnish Administrative Agent and Lenders with reports of any official searches made by Governmental Authorities and any claims of violations thereof.

          Section 6.02. Continuing Accuracy of Representations and Warranties. Cause all of the representations and warranties made to Administrative Agent or Lenders herein and in the other Credit Documents to be continuously true and correct.

          Section 6.03. Payment of Costs. Pay all costs and expenses required for and the satisfaction of the conditions hereof, including, without limitation, all document and stamp taxes, recording and filing expenses and fees and commissions lawfully due to brokers in connection with the transactions contemplated hereby.

          Section 6.04. Brokers. Indemnify Administrative Agent and Lenders against claims of brokers arising by reason of the execution hereof or the consummation of the transactions contemplated hereby.

          Section 6.05. Intentionally Omitted.

          Section 6.06. Reporting Requirements. Furnish to Administrative Agent (it being understood that Administrative Agent shall provide, promptly following receipt, to each Lender):

          (1) Annual Financial Statements; Tax Returns. As soon as available and in any event within one hundred twenty (120) days after the end of the respective fiscal years of Borrower and Parent, Financial Statements of Borrower and Parent, as of the end of and for such fiscal year, certified by the principal financial or accounting officer of Borrower or Parent, as the case may be, in reasonable detail, stating in comparative form the respective figures for the preceding fiscal year and audited by a firm of certified public accountants reasonably satisfactory to Administrative Agent; and complete copies of the federal and state income tax returns of Borrower and Guarantor, within thirty (30) days of filing, provided that, notwithstanding the foregoing, so long as Parent timely files 10Q and 10K reports with the Securities and Exchange Commission, Parent shall have complied with this Subsection and Subsection (2) below;

          (2) Quarterly Financial Statements. As soon as available and in any event within sixty (60) days after the end of each calendar quarter, Financial Statements of Borrower and Parent, as of the end of and for such calendar quarter, certified by the principal financial or accounting officer of Borrower or Parent, as the case may be, in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year together with an updated Projected Sources and Uses Statement in the form of Exhibit N;

          (3) Certificate of No Default. At the time of the delivery of the Financial Statements required by paragraph (2) above, a certificate of the principal financial or accounting officer of Borrower or Parent, as the case may be, dated within five (5) days of the delivery of such statements to Administrative Agent, stating that Borrower during the period covered by such Financial Statements has observed or performed all of its covenants and other agreements in all material respects, and satisfied every material condition, contained in this Agreement and the other Credit Documents to be observed, performed or satisfied by it, and that such officer knows of no Default or Event of Default which has occurred and is continuing, or, if any such Default or Event of Default has occurred and is continuing, specifying the nature and period of existence thereof and what action Borrower has taken or proposes to take with respect thereto;

(4) Notice of Litigation. Promptly after the commencement and knowledge thereof, notice of all actions, suits and proceedings before any court or arbitrator or any Governmental Authorities, affecting Borrower, Managing Member, Acadia Investors II, Guarantor, Parent or any of Borrower’s Investments, provided, however, that such notice shall not be required with respect to personal injury claims which are fully covered by applicable insurance policies in place or with respect to suits claiming damages of $50,000 or less;

          (5) Notices of Defaults. As soon as possible and in any event within ten (10) days after Borrower becomes aware of the occurrence of a Default or Event of Default, a written notice setting forth the details of such Default or Event of Default and the action that has been taken or is proposed to be taken with respect thereto;

          (6) Compliance Certificates. As soon as available and in any event within thirty (30) days after the end of each fiscal quarter of Borrower, a certificate of the principal financial or accounting officer of Borrower in the form attached as Exhibit G setting forth (i) the Capital Commitments and Unpaid Capital Commitment of the Managing Member and all of the Investors (all as of the end of the relevant quarter), (ii) a detailed calculation of Borrower’s Liquidity and (iii) specifying changes, if any, in the names of Investors. As soon as available and in any event within thirty (30) days after the end of each fiscal quarter of Guarantor, a certificate of the principal financial or accounting officer of Guarantor or Parent regarding compliance with the covenants set forth in the Guaranty, such certificate to be in the form prescribed in the Guaranty;

          (7) Financial Statements to Investors. To the extent not otherwise provided hereunder, promptly upon the mailing or other transmittal thereof to the Investors generally, copies of all financial statements, reports and other information related to Borrower or any Investments so mailed or otherwise transmitted;

          (8) Events Affecting Available Commitment. Promptly upon the receipt thereof, copies of all financial statements, notices of changes or possible changes in any Investor’s credit rating, and notices of default, notices relating in any way to an Investor’s funding obligation or change in such Investor’s financial condition and any notice containing any reference to misconduct of Managing Member or Borrower and promptly and in any event within five (5) Business Days after Borrower obtains actual knowledge of the occurrence of an Adverse Investor Event, a notice setting forth such Adverse Investor Event;

          (9) Environmental Matters. Promptly and in any event within ten (10) Business Days after Borrower obtains actual knowledge of any of the following events, a certificate of Borrower specifying the nature of such condition and Borrower’s proposed initial response thereto: (i) the receipt by Borrower of any written communication, whether from a Governmental Authority, citizens group, employee or otherwise, that alleges that Borrower is not in compliance with applicable Environmental Laws, and such noncompliance is likely to have a Material Adverse Effect, (ii) Borrower shall obtain actual knowledge that there exists any environmental claim pending or threatened against Borrower which, if adversely determined is reasonably likely to have a Material Adverse Effect, or (iii) Borrower obtains actual knowledge of any release, emission, discharge or disposal of any Hazardous Material that is likely to form the basis of any environmental claim against Borrower which, if adversely determined is reasonably likely to have a Material Adverse Effect;

          (10) Capital Demand Notices. Copies of each Capital Demand Notice delivered to the Investors and any other notice, report or opinion of counsel sent to or received from any Investor relating to the funding of Capital Contributions or the making of Capital Calls within three (3) Business Days after the same is sent to or received from any Investor;

          (11) Investor’s Annual Financial Statements. Within thirty (30) days of request by Administrative Agent, given not earlier than ninety (90) days after the end of any calendar year, financial statements of The Dupont Pension Trust and The William and Flora Hewlett Foundation, as of the end of and for the most recently ended calendar year, in form and substance prepared, certified and formatted in the same manner as the financial statements previously delivered by such Investors to Administrative Agent, certified by the principal financial or accounting officer of each such entity, in reasonable detail, stating in comparative form the respective figures as of the end of and for the preceding fiscal year and audited by the firm of certified public accountants which audited the statements heretofore given to Administrative Agent or another firm of certified public accountants reasonably satisfactory to Administrative Agent;

          (12) Other Investor Information. (i) Promptly after receipt thereof, the financial information respecting each Investor required to be delivered by each Investor pursuant to the Investor Acknowledgment executed by such Investor, and (ii) from time to time upon the reasonable request of Administrative Agent, a certificate for any Investor setting forth the remaining amount of its Unpaid Capital Commitment; and

          (13) General Information. Promptly, such other information respecting the condition or operations, financial or otherwise, of Borrower, Guarantor, Parent, Managing Member or Acadia Investors II as Administrative Agent may from time to time reasonably request.

          Section 6.07. Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except (other than with respect to the Credit Facility) where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of Borrower or its Subsidiaries, as the case may be.

          Section 6.08. Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business; and comply with all of its contractual obligations and all Laws except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

          Section 6.09. Maintenance of Property; Insurance. Keep all property useful and necessary in its business in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability insurance) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to Lender, upon written request, full information as to the insurance carried.

          Section 6.10. Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Laws shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of each Lender to visit the site of any Investment and Borrower’s offices and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of Borrower and its Subsidiaries with officers and employees of Borrower and its Subsidiaries and with its independent certified public accountants.

          Section 6.11. Environmental Laws. Comply with, and take commercially reasonable measures to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and take commercially reasonable measures to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect.

          Section 6.12. Further Assurances.

               (a) Borrower shall deliver such security agreements, financing statements, assignments and other collateral documents (all of which shall be deemed part of the Security Documents), in form and substance reasonably satisfactory to Administrative Agent, as Administrative Agent acting on behalf of Lenders may reasonably request from time to time for the purpose of granting to, or maintaining or perfecting in favor of, Lenders, first and exclusive security interests in any of the Collateral, together with other reasonable assurances as to the enforceability and priority of Lenders’ liens and assurances of due recording and documentation of copies of the Security Documents, as Administrative Agent may reasonably require to avoid impairment of the liens and security interests granted or purported to be granted pursuant to the Credit Documents.

               (b) If Managing Member shall receive any request for transfer of the interest of any Investor and Managing Member shall be prepared to grant such request, it shall promptly notify Administrative Agent and shall send to Administrative Agent all information about such proposed transfer as Managing Member shall receive or otherwise become aware of. In the event that the Investor proposing to transfer its interest (the “Transferor”) has not fully funded its Capital Commitment, then, prior to the effectiveness of any such transfer, Managing Member shall request in writing the consent of Administrative Agent to such transfer. If Administrative Agent does not consent to the transfer, Managing Member shall not, to the extent within Managing Member’s rights, permit such transfer.

          Section 6.13. Subscription Account. Borrower shall establish and maintain with Administrative Agent the Subscription Account into which all Capital Contributions contributed by the Investors shall be deposited and maintained until application of same in accordance with Section 11.01.

          Section 6.14. Investor Reaffirmations and Guaranties. Borrower shall cause each Investor to execute and deliver to Administrative Agent a reaffirmation of such Investor’s Capital Commitment dated as of a date not earlier than November 1, 2010 in the form attached hereto as Exhibit K (“Investor Reaffirmations”) on or before February 22, 2011. Borrower shall cause each of Yale University, Fourth Century, LLC, Yale University Retirement Plan for Staff Employees and Yale University Retiree Health Benefits Coverage Trust to execute and deliver to Administrative Agent reaffirmations of the guaranty and comfort letter from such entities regarding their credit support of Gloster LLC dated as of a date not earlier than November 1, 2010 in the form attached hereto as Exhibit L (collectively, the “Gloster Principal Reaffirmations”) on or before February 22, 2011. Borrower shall cause Vanderbilt to execute and deliver to Administrative Agent a reaffirmation of the Vanderbilt Guaranty (the “Vanderbilt Reaffirmation”) in the form attached hereto as Exhibit M on or before February 22, 2011.

          Section 6.15. Sales by Subsidiaries. Borrower shall not sell, assign, transfer or convey any of its interests in any of its Subsidiaries, and shall not permit any Subsidiary to sell any real estate interests owned by such Subsidiary, unless within two (2) Business Days after such sale, Borrower causes the Release Price applicable to such Subsidiary and its property to be paid to Administrative Agent to be applied in reduction of the Principal Amount or, if specified by Borrower in a notice to Administrative Agent given on or before the date the applicable Release Price is paid to Administrative Agent, to be deposited in the Deposit Account. If Borrower proposes to make a sale of any less than all of its interest in any Subsidiary, or to have a Subsidiary sell less than all of its real property, Borrower shall be required to notify Administrative Agent at least thirty (30) days prior to any such sale with a detailed description of the proposed transaction, and the Release Price with respect to such partial sale shall be equitably adjusted from the full release price, such adjustment to be determined by Administrative Agent in Administrative Agent’s sole and absolute discretion. Borrower shall promptly deliver true and complete copies of sales agreements and amendments thereto, completed transfer tax forms and filings, and closing statements from any sale referred to in this

Section, together with such other information as Administrative Agent shall reasonably request in advance to confirm the correct Release Price applicable to such transaction.

          Section 6.16. Refinancing by Subsidiaries. Borrower shall not permit any subsidiary to refinance any existing Indebtedness unless, within two (2) Business Days after such refinance, Borrower causes the Net Refinance Proceeds with respect to such transaction to be paid to Administrative Agent to be applied in reduction of the Principal Amount or, if specified by Borrower in a notice to Administrative Agent given on or before the date the applicable Net Refinance Proceeds are paid to Administrative Agent, to be deposited in the Deposit Account.

          Section 6.17. Projected Sources and Uses. Exhibit N attached hereto and made a part hereof sets forth Borrower’s good faith projection of (i) the amounts of funds which will be required in the operation of Borrower and its Subsidiaries, and planned development of Investments (collectively, the “Projected Uses”) and (ii) the sources of funds which will be available to Borrower to fund such operations (collectively, the “Projected Sources”). Exhibit N covers the period commencing with the most recently ended calendar quarter through the Maturity Date and Borrower shall provide to Administrative Agent on a quarterly basis an updated statement (a “Projected Sources and Uses Statement”) of Projected Sources and Projected Uses for the remaining period through the Maturity Date (the “Sources and Uses Period”). If at any time Administrative Agent determines that Projected Uses exceed Projected Sources (each as reasonably determined by Administrative Agent), Borrower shall be required, within ten (10) days of notice from Administrative Agent to deposit the amount specified by Administrative Agent into the Deposit Account so that Projected Sources (which shall include amounts on deposit in the Deposit Account) equal Projected Uses.

          Section 6.18. Conditional Use of Funds on Deposit in the Deposit Account. Borrower may requisition funds in the Deposit Account to pay for Projected Uses set forth on a Projected Sources and Uses Statement reasonably acceptable to Administrative Agent and, provided the following conditions are satisfied, Administrative Agent shall release such funds to Borrower: (i) no Default or Event of Default exists; (ii) no more than $17,750,000 in the aggregate from Release Prices and Net Refinance Proceeds may be released from the Deposit Account; (iii) following any such release, Administrative Agent shall have determined, in Administrative Agent’s reasonable discretion, that Projected Uses will not exceed Projected Sources for the then current Sources and Uses Period; (iv) Borrower shall provide such supporting documentation regarding the incurrence of the items of cost and expense for such Projected Use as Administrative Agent shall reasonably require; and (v) Borrower shall deliver notice to Administrative Agent thirty (30) days in advance of the requested date for any release of funds from the Deposit Account and Borrower shall not be entitled to request such release more often than once per month.

          Section 6.19. Liquidity Covenants. At all times Borrower shall maintain in its own name Liquidity of not less than $10,000,000.

ARTICLE VII

NEGATIVE COVENANTS

               Borrower, Managing Member and Acadia Investors II hereby jointly and severally agree that, so long as any of the Individual Commitments remains in effect or any Principal Amount remains outstanding and unpaid or any amount is owing to any Lender or Administrative Agent hereunder, under the Notes or under any other Credit Document, Borrower, Managing Member and Acadia Investors II shall not, and shall not permit any of their Subsidiaries to:

          Section 7.01. Limitation on Indebtedness and Guarantee Obligations. Create, incur, assume or suffer to exist any Indebtedness, other than trade payables due within sixty (60) days which are not delinquent, of Borrower or any Guarantee Obligations of Borrower, other than Indebtedness and Guarantee Obligations in existence on the date hereof. Create, incur, assume or suffer to exist any Indebtedness of Borrower’s Subsidiaries or any Guarantee Obligations of Borrower’s Subsidiaries, if (i) same would result in the aggregate amount of Indebtedness and Guaranteed Obligations of Borrower and its Subsidiaries exceeding seventy-five percent (75%) of the aggregate cost basis of all Investments which Borrower continues to own or (ii) the agreements evidencing any Indebtedness of Borrower do not contain an express acknowledgment of the obligee that any rights thereunder against Borrower are expressly subordinate to the Security Documents.

          Section 7.02. Material Adverse Effect. Permit any event or condition to occur which has a Material Adverse Effect.

          Section 7.03. Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of (i) the right to make Capital Calls, (ii) the Capital Commitments or (iii) any Collateral, except for Liens, if any, created in favor of Administrative Agent and/or Lenders.

          Section 7.04. Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer, or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except:

          (a) any Subsidiary may be merged or consolidated with or into Borrower (provided that Borrower shall be the continuing or surviving entity) or with or into any one or more wholly owned Subsidiaries (provided that the wholly owned Subsidiary or Subsidiaries shall be the continuing or surviving entity);

(b) any Subsidiary may sell and dispose of Investments in compliance with Section 6.15; and

(c) any wholly owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to Borrower or any other wholly owned Subsidiary.

          Section 7.05. Limitation on Dividends and Distributions. Declare or pay any dividend or distribution on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of Borrower or Acadia Investors II or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof (including distributions to Investors), either directly or indirectly, whether in cash or property or in obligations of Borrower or any Subsidiary.

          Section 7.06. Limitation on New Investments. (a) Acquire any new investments (other than Cash Equivalents) or Investments without the prior written consent of Administrative Agent or (b) invest further funds in Acadia Marsh Investors LLC, Acadia Shopko Investors LLC or any other Subsidiary which does not own an Investment permitted hereunder.

          Section 7.07. Limitation on Modifications of Agreements. Amend, supplement, waive or otherwise modify in any material respect the provisions of the Operating Agreement, the Stockholders Agreement, or any Governing Documents of Managing Member or Acadia Investors II or the Investor Acknowledgments relating to the Capital Commitments, the making of Capital Contributions or the obligation of any Investor to fund the same pursuant to Capital Calls or the incurrence of Indebtedness or any other provisions that would adversely affect the rights of Lenders.

          Section 7.08. Intentionally Omitted.

          Section 7.09. Limitation on Changes in Fiscal Year. Permit the fiscal year of Borrower to end on a day other than December 31.

          Section 7.10. Intentionally Omitted.

          Section 7.11. Capital Calls. Make any Capital Call unless, simultaneously with the delivery of a notice of such Capital Call to the Investors:

(i) Borrower has provided Administrative Agent with a copy of the written notice of such Capital Call;

(ii) except in the case of a Capital Call in accordance with Section 11.01(f), no Event of Default shall have occurred and be continuing; and

(iii) the proceeds of such Capital Call are deposited into the Subscription Account.

          Section 7.12. No Additional Managing Members. Admit or name any additional managing members to Borrower.

          Section 7.13. Transfer of Managing Member’s Interests. With respect to Managing Member, withdraw as managing member from, or transfer any of Managing Member’s interests in, Borrower (whether by way of sale, assignments, merger, consolidation, liquidation or otherwise) without the consent of Administrative Agent and the Required Lenders; provided, that any transferee consented to under this Section 7.13 shall assume all of the obligations of Managing Member under the Credit Documents pursuant to an instrument in form and substance satisfactory to Administrative Agent. Upon any transfer consented to by this Section 7.13 and such assumption of obligations, Managing Member and Borrower shall cause such transferee promptly to be admitted as managing member of Borrower and, upon such admission in accordance with the Operating Agreement, such transferee shall be deemed to be Managing Member for all purposes of the Credit Documents.

          Section 7.14. Withdrawal Events. Managing Member shall not permit any Investor to withdraw from Borrower or Acadia Investors II without the prior written consent of Administrative Agent and Required Lenders.

          Section 7.15. Compliance with the Operating Agreement. Make any Investment or take or permit any action in contravention of the terms of the Operating Agreement or the Stockholders Agreement.

          Section 7.16. ERISA.

               (a) Take any action, or omit to take any action, which would give rise to a nonexempt prohibited transaction (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) that is reasonably likely to subject Administrative Agent and/or any Lender to any material tax or penalty on prohibited transactions imposed under Section 4975 of the Code or Section 502(i) of ERISA; or

               (b) Raise any defense to Administrative Agent’s or Lenders’ enforcement of its or their rights or remedies under the Investor Acknowledgments (or under the Credit Documents relating to the Investor Acknowledgments) based on an assertion that the provisions of the Investor Acknowledgments or the enforcement by Administrative Agent or Lenders of its or their rights under the Investor Acknowledgments (or under the Credit Documents relating to the Investor Acknowledgments), would constitute a “prohibited transaction” under Section 306(a) of ERISA or Section 4975(c)(1)(A)-(D) of the Code.

ARTICLE VIII

EVENTS OF DEFAULT

          If any of the following events (each, an “Event of Default”) shall occur and be continuing:

               (a) Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof or of the Notes or any other Credit Document; or

Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder or under the other Credit Documents, within five (5) days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

               (b) Any representation or warranty made or deemed made by Borrower or any other Credit Party or Guarantor herein or in any other Credit Document or which is contained in any certificate, document or financial or other written statement furnished by it at any time under or in connection with this Agreement or any such other Credit Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

               (c) Borrower or any other Credit Party or Guarantor shall default in the observance or performance of any agreement contained in Article VII of this Agreement or Section 19 of the Guaranty; or

               (d) Borrower or any other Credit Party or Guarantor shall default in the observance or performance of any agreement contained in this Agreement or any other Credit Document which is not defined as an Event of Default elsewhere in this Article VIII, and such default shall continue unremedied for a period of thirty (30) days provided that such thirty (30) day period shall be extended (for a period not to exceed sixty (60) days in addition to such thirty (30) day period) as to defaults which cannot be cured by the payment of money but are not reasonably capable of cure within such thirty (30) day period, provided that Borrower has commenced to cure such default prior to the end of such thirty (30) day period and diligently prosecutes such cure to completion; or

               (e) (i) Any Credit Party or Guarantor shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Credit Party or Guarantor shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Credit Party or Guarantor any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against any Credit Party or Guarantor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) any Credit Party or Guarantor shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Credit Party or Guarantor shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

               (f) Acadia Investors II shall default in its obligations under the Stockholders Agreement, and such default shall continue unremedied for a period of thirty (30) days provided that such thirty (30) day period shall be extended (for a period not to exceed sixty (60) days in addition to such thirty (30) day period) as to defaults which cannot be cured by the payment of money but are not reasonably capable of cure within such thirty (30) day period, provided that Acadia Investors II has commenced to cure such default prior to the end of such thirty (30) day period and diligently prosecutes such cure to completion; or

               (g) Investors having Capital Commitments aggregating five percent (5%) or greater of the total Capital Commitments of Investors who have previously delivered Investor Acknowledgments to Administrative Agent shall default in their obligation to fund any portion of their Capital Commitments under the Stockholders Agreement or the Operating Agreement and such default continues for fifteen (15) days, provided that one or more other Investors may cure such default by (x) funding the amount of the defaulted Capital Commitment and (y) agreeing in writing to fund the future Capital Commitment of the defaulting Investor; or

               (h) One or more judgments or decrees shall be entered against Borrower, any other Credit Party, Guarantor or any of their respective Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $1,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof; or

               (i) (i) Any of the Security Documents shall cease, for any reason, to be in full force and effect, or Borrower or any other Credit Party which is a party to any of the Security Documents shall so assert or (ii) the Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

               (j) Any Termination Event with respect to a Material Plan shall occur as a result of which Termination Event or Events any member of the ERISA Group has incurred or may incur any liability to the PBGC or any other Person and the sum (determined as of the date of occurrence of such Termination Event) of the Unfunded Liabilities of such Material Plan and the Unfunded Liabilities of any and all other Plans with respect to which such a Termination Event shall occur and be continuing (or, in the case of a Multiemployer Plan with respect to which a Termination Event described in clause (ii) of the definition of Termination Event shall occur and be continuing, the liability of Borrower and the Subsidiaries related thereto) is an amount that is reasonably likely to have a Material Adverse Effect; or

               (k) Any member of the ERISA Group shall commit a failure described in Section 302(f)(1) of ERISA or Section 412(n)(1) of the Code and the amount of the lien determined under Section 302(f)(3) of ERISA or Section 412(n)(3) of the Code that could reasonably be expected to be imposed on any member of the ERISA Group or its assets in respect of such failure shall be an amount that is reasonably likely to have a Material Adverse Effect; or

               (l) The occurrence of any of the following: (i) Managing Member ceases, voluntarily or involuntarily, to be the sole managing member of Borrower, (ii) any event that causes a dissolution of liquidation of Borrower or Managing Member or (iii) any material breach of the Operating Agreement by Managing Member which shall continue for thirty (30) days; or

               (m) Borrower fails to deliver any of the Investor Reaffirmations, Gloster Principal Reaffirmations and the Vanderbilt Reaffirmation to Administrative Agent on or before February 22, 2011.

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (e) of this Section with respect to Borrower, automatically the Individual Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Credit Documents shall immediately become due and payable, in each case without presentment, demand, protest, notice of protest or other notice of any kind whatsoever, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) Administrative Agent may, and upon the request of the Required Lenders Administrative Agent shall, by notice to Borrower declare the Individual Commitments to be terminated forthwith, whereupon the Individual Commitments shall immediately terminate; and (ii) Administrative Agent may, and upon the request of the Required Lenders Administrative Agent shall, by notice to Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Credit Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable, in each case without presentment, demand, protest, notice of protest or other notice of any kind whatsoever other than any notice specifically provided for above.

ARTICLE IX

ADMINISTRATIVE AGENT; RELATIONS AMONG LENDERS

          Section 9.01. Appointment, Powers and Immunities of Administrative Agent. Each Lender hereby irrevocably appoints and authorizes Administrative Agent to act as its agent hereunder and under any other Credit Document with such powers as are specifically delegated to Administrative Agent by the terms of this Agreement and any other Credit Document, together with such other powers as are reasonably incidental thereto. Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and any other Credit Document or required by Law, and shall not by reason of this Agreement be a fiduciary or trustee for any Lender except to the extent that Administrative Agent acts as an agent with respect to the receipt or payment of funds, nor shall Administrative Agent have any fiduciary duty to Borrower or any Lender have any fiduciary duty to Borrower or any other Lender. No implied covenants, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against Administrative Agent. Neither Administrative Agent nor any of its directors, officers, employees, agents, attorneys-in-fact or affiliates shall be responsible to Lenders for any recitals, statements, representations or warranties made by Borrower or any officer, partner or official of Borrower or any other Person contained in this Agreement or any other Credit Document, or in any certificate or other document or instrument referred to or provided for in, or received by any of them under, this Agreement or any other Credit Document, or for the value, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document or any other document or instrument referred to or provided for herein or therein, for the perfection or priority of any lien securing the obligations hereunder or thereunder or for any failure by Borrower or Guarantor to perform any of its obligations hereunder or thereunder. Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither Administrative Agent nor any of its directors, officers, employees, agents, attorneys-in-fact or affiliates shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or under any other Credit Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct.

          Section 9.02. Reliance by Administrative Agent. Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Administrative Agent. Administrative Agent may deem and treat each Lender as the holder of its Note and interest in the Credit Facility for all purposes hereof and shall not be required to deal with any Person who has acquired a Participation in the Credit Facility from a Lender. As to any matters not expressly provided for by this Agreement or any other Credit Document, Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with instructions signed by the Required Lenders, and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding on all Lenders and any other holder of all or any portion of the Credit Facility or any Participation therein.

          Section 9.03. Defaults. Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default or of an Event of Default unless Administrative Agent has actual knowledge thereof or has received notice from a Lender or Borrower specifying such Default or Event of Default and stating that such notice is a “Notice of Default.” In the event that Administrative Agent has such actual knowledge or receives such a notice of the occurrence of a Default or Event of Default, Administrative Agent shall give prompt notice thereof to Lenders. Administrative Agent shall promptly send to each Lender a copy of any notice of a Default or Event of Default that Administrative Agent sends to Borrower or Guarantor. Administrative Agent, following consultation with Lenders, shall (subject to Section 9.07 and Section 10.09) take such action with respect to such Default or Event of Default which is continuing, including with respect to the exercise of remedies or the realization on, or operation or disposition of, any or all of the Collateral or any other collateral for the Obligations, as shall be directed by the Required Lenders; provided, however, that, unless and until Administrative Agent shall have received such directions, Administrative Agent may take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem to be in the best interest of Lenders. In no event shall Administrative Agent be required to take any such action which it determines would be contrary to the Credit Documents or to Law. Each of the Lenders acknowledges and agrees that no individual Lender may separately enforce or exercise any of the provisions of any of the Credit Documents (including, without limitation, the Notes) other than through Administrative Agent.

          Section 9.04. Rights of Administrative Agent as Lender. With respect to its Note and interest in the Credit Facility, the Person serving as Administrative Agent in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Administrative Agent, and the terms “Lender” and “Lenders” shall include the Person serving as Administrative Agent in its capacity as a Lender. The Person serving as Administrative Agent and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to (on a secured or unsecured basis), and generally engage in any kind of banking, trust or other business with, Borrower as if it were not acting as Administrative Agent.

          Section 9.05. Sharing of Costs by Lenders; Indemnification of Administrative Agent. Each Lender shall pay its ratable share, based on the respective outstanding principal balances under its Note and the other Notes, of any expenses incurred (and not paid or reimbursed by Borrower after demand for payment is made by Administrative Agent) by or on behalf of Lenders in connection with any Default or Event of Default, including, without limitation, costs of enforcement of the Credit Documents to preserve the lien of any of the Security Documents or to preserve or protect the Collateral. In the event a Lender fails to pay its share of expenses as aforesaid, and all or a portion of such unpaid amount is paid by Administrative Agent and/or one or more of the other Lenders, then the defaulting Lender shall reimburse Administrative Agent and/or the other Lender(s) for the portion of such unpaid amount paid by it or them, as the case may be, together with interest thereon at the Prime Based Rate from the date of payment by Administrative Agent and/or the other Lender(s). In addition, each Lender agrees to reimburse and indemnify Administrative Agent (to the extent it is not paid by on or behalf of Borrower, after demand for payment is made by Administrative Agent, under Section 10.16 or under the applicable provisions of any other Credit Document, but without limiting the obligation of Borrower under said Section 10.16 or such provisions), for such Lender’s ratable share, based upon the respective outstanding principal balances under its Note and the other Notes, of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Administrative Agent in any way relating to or arising out of this Agreement, any other Credit Document or any other documents contemplated by or referred to herein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which Borrower is obligated to pay under Section 10.16 or under the applicable provisions of any other Credit Document) or the enforcement of any of the terms hereof or thereof or of any such other documents or instruments; provided, however, that no Lender shall be liable for (i) any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified or (ii) any loss of principal or interest with respect to the Note or interest in the Credit Facility of the Person serving as Administrative Agent.

          Section 9.06. Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance on Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own analysis of the Collateral and of the credit of Borrower and Guarantor, and its own decision to enter into this Agreement, and that it will, independently and without reliance upon Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any other Credit Document. Administrative Agent shall not be required to keep itself informed as to the performance or observance by Borrower of this Agreement or any other Credit Document or any other document referred to or provided for herein or therein or to inspect the properties or books of Borrower. Except for notices, reports and other documents and information expressly required to be furnished to Lenders by Administrative Agent hereunder, Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of Borrower or Guarantor or any of their affiliates which may come into the possession of Administrative Agent or any of its affiliates. Administrative Agent shall not be required to file this Agreement, any other Credit Document or any document or instrument referred to herein or therein, for record or give notice of this Agreement, any other Credit Document or any document or instrument referred to herein or therein, to anyone.

          Section 9.07. Failure of Administrative Agent to Act. Except for action expressly required of Administrative Agent hereunder, Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances (which may include cash collateral) of the indemnification obligations of Lenders under Section 9.05 in respect of any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. If any indemnity furnished to Administrative Agent for any purpose shall, in the opinion of Administrative Agent, be insufficient or become impaired, Administrative Agent may call for additional indemnity (other than against its gross negligence or willful misconduct) and cease, or not commence, the action indemnified against until such additional indemnity is furnished.

          Section 9.08. Resignation or Removal of Administrative Agent. Administrative Agent may resign, or be removed with cause by the Required Lenders, at any time provided that Borrower and the other Lenders shall be promptly notified thereof. Upon such resignation or removal of Administrative Agent, the Required Lenders shall have the right to appoint a successor Administrative Agent, which successor Administrative Agent shall (provided there exists no Event of Default) be subject to Borrower’s approval, such approval not to be unreasonably withheld or delayed. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within twenty (20) days after the resignation or the

Required Lenders’ removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent, which shall be one of the Lenders, within ten (10) days. The Required Lenders or the retiring Administrative Agent, as the case may be, shall upon the appointment of a successor Administrative Agent promptly so notify Borrower and the other Lenders. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Article IX shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

          Section 9.09. Amendments Concerning Agency Function. Notwithstanding anything to the contrary contained in this Agreement, Administrative Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement or any other Credit Document which affects its duties, rights, and/or function hereunder or thereunder unless it shall have given its prior written consent thereto.

          Section 9.10. Liability of Administrative Agent. Administrative Agent shall not have any liabilities or responsibilities to Borrower on account of the failure of any Lender to perform its obligations hereunder or to any Lender on account of the failure of Borrower to perform its obligations hereunder or under any other Credit Document.

          Section 9.11. Transfer of Agency Function. Without the consent of Borrower or any Lender, Administrative Agent may at any time or from time to time transfer its functions as Administrative Agent hereunder to any of its offices wherever located in the United States, provided that Administrative Agent shall promptly notify Borrower and Lenders thereof.

          Section 9.12. Non-Receipt of Funds by Administrative Agent; Adjustments.

               (a) Unless Administrative Agent shall have received notice from a Lender or Borrower (either one as appropriate being the “Payor”) prior to the date on which such Lender is to make payment hereunder to Administrative Agent of proceeds of any Loan or Borrower is to make payment to Administrative Agent, as the case may be (either such payment being a “Required Payment”), which notice shall be effective upon receipt, that the Payor will not make the Required Payment in full to Administrative Agent, Administrative Agent may assume that the Required Payment has been made in full to Administrative Agent on such date, and Administrative Agent in its sole discretion may, but shall not be obligated to, in reliance upon such assumption, make the amount thereof available to the intended recipient on such date. If and to the extent the Payor shall not have in fact so made the Required Payment in full to Administrative Agent, the recipient of such payment shall repay to Administrative Agent forthwith on demand such amount made available to it together with interest thereon, for each day from the date such amount was so made available by Administrative Agent until the date Administrative Agent recovers such amount, at the Federal Funds Rate.

               (b) If, after Administrative Agent has paid each Lender’s share of any payment received or applied by Administrative Agent in respect of the Credit Facility, that payment is rescinded or must otherwise be returned or paid over by Administrative Agent, whether pursuant to any bankruptcy or insolvency Law, or otherwise, such Lender shall, at Administrative Agent’s request, promptly return its share of such payment to Administrative Agent, together with such Lender’s proportionate share of any interest or other amount required to be paid by Administrative Agent with respect to such payment. In addition, if a court of competent jurisdiction shall adjudge that any amount received and distributed by Administrative Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to Administrative Agent its share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

          Section 9.13. Withholding Taxes. Each Lender represents that it is entitled to receive any payments to be made to it hereunder without the withholding of any tax and will furnish to Administrative Agent such forms, certifications, statements and other documents as Administrative Agent may reasonably request from time to time to evidence such Lender’s exemption from the withholding of any tax imposed by any jurisdiction or to enable Administrative Agent to comply with any applicable Laws relating thereto. Without limiting the effect of the foregoing, if any Lender is not created or organized under the Laws of the United States or any state thereof, such Lender will furnish to Administrative Agent Form W-8ECI or Form W-8BEN of the U.S. Internal Revenue Service, or such other forms, certifications, statements or documents, duly executed and completed by such Lender, as evidence of such Lender’s complete exemption from the withholding of United States tax with respect thereto. Administrative Agent shall not be obligated to make any payments hereunder to such Lender in respect of the Credit Facility until such Lender shall have furnished to Administrative Agent the requested form, certification, statement or document.

          Section 9.14. Sharing of Payments among Lenders. If a Lender shall obtain payment of any principal of its Note or of interest thereon through the exercise of any right of setoff, banker’s lien or counterclaim, or by any other means (including direct payment), and such payment results in such Lender receiving a greater payment than it would have been entitled to had such payment been paid directly to Administrative Agent for disbursement to Lenders, then such Lender shall promptly purchase for cash from the other Lenders Participations in the Credit Facility in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all Lenders shall share ratably the benefit of such payment. To such end Lenders shall make appropriate adjustments among themselves (by the resale of Participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

          Section 9.15. Possession of Documents. Each Lender shall maintain possession of its own Note. Administrative Agent shall hold all other Credit Documents and related documents in its possession and maintain separate records and accounts with respect to the Credit Facility, reflecting the interests of Lenders in the Credit Facility, and shall permit Lenders and their representatives access at all reasonable times to inspect such Credit Documents, related documents, records and accounts.

ARTICLE X

GENERAL CONDITIONS AND PROVISIONS

          Section 10.01. Advance Not Waiver. Any Loan by any Lender hereunder made prior to or without the fulfillment by Borrower of all of the conditions precedent thereto, whether or not known to Lenders, shall not constitute a waiver by Administrative Agent or Lenders of the requirement that all conditions, including the non-performed conditions, shall be required with respect to all future Loans.

          Section 10.02. Authorization to Advance for Interest, Etc. Borrower hereby irrevocably authorizes Administrative Agent and Lenders to make Loans to pay interest accrued on the Notes as it comes due, or to satisfy any of the conditions hereof, including, without limitation, the payment of the fees and expenses of Administrative Agent’s Counsel.

          Section 10.03. Concerning Irrevocable Authorizations. Any and all Loans made at any time by any Lender pursuant to the irrevocable authorizations granted by Sections 2.17 and 10.02 shall require no further direction, authorization or request for disbursement from Borrower and may be made whether or not there exists a Default or Event of Default. Any and all such disbursements shall be added to the outstanding principal balance evidenced by the Notes and shall be secured by the Security Documents. The aforesaid authorizations shall (i) not prevent Borrower from paying the interest, or from satisfying the conditions and obligations referred to in said Sections, out of its own funds, (ii) in no event be construed so as to relieve Borrower or others from their obligations to pay interest as and when due under the Notes, or to satisfy such conditions and obligations and (iii) in no event obligate any Lender to disburse proceeds of the Loans for any such purposes.

          Section 10.04. Ratification of Requisition by Acceptance of Advance. Borrower agrees that, by its acceptance of any proceeds of any Loan hereunder, it shall be bound in all respects by the Requisition submitted on its behalf in connection therewith with the same force and effect as if Borrower had itself executed and submitted such Requisition and whether or not such Requisition is executed and/or submitted by an authorized person.

          Section 10.05. No Third-Party Beneficiaries. This Agreement is solely for the benefit of Administrative Agent, Lenders and Borrower. All conditions of the obligations of Lenders to make credit available hereunder are imposed solely and exclusively for the benefit of Lenders and may be freely waived or modified in whole or in part by Lenders at any time if in their sole discretion they deem it advisable to do so, and no person other than Borrower (provided, however, that all conditions have been satisfied) shall have standing to require Lenders to make any credit available or to be a beneficiary of this Agreement.

          Section 10.06. Documentation Etc. Satisfactory. All documentation and proceedings deemed by Administrative Agent or Administrative Agent’s Counsel to be necessary or required in connection herewith and the documents relating hereto shall be subject to the prior approval of, and satisfactory to, both of them as to form and substance. In addition, the Persons responsible for the execution and delivery of, and signatories to, all of such documentation, shall be acceptable to, and subject to the approval of, Administrative Agent and Administrative Agent’s Counsel. Administrative Agent or Administrative Agent’s Counsel shall receive copies, certified if requested by either of them, of all documents which they may require in connection with the transactions contemplated hereby.

          Section 10.07. Administrative Agent’s and Lenders’ Determination Conclusive. Administrative Agent and each Lender shall, at all times, be free to independently establish to its satisfaction and in its absolute discretion the existence or nonexistence of any fact or facts the existence or nonexistence of which is a condition hereof.

          Section 10.08. Notices. Except as expressly provided otherwise, all notices, demands, consents, approvals and statements required or permitted hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes when presented personally, three (3) days after mailing by registered or certified mail, postage prepaid, or one (1) day after delivery to a nationally recognized overnight courier service providing evidence of the date of delivery, addressed to a party at its address on the signature page hereof or of the applicable Assignment and Assumption Agreement, or at such other address of which a party shall have notified the party giving such notice in writing in accordance with the foregoing requirements.

          Section 10.09. Amendments and Waivers. No amendment or material waiver of any provision of this Agreement or any other Credit Document, nor consent to any material departure by Borrower or Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the party against whom such amendment, waiver or consent is sought to be enforced (it being understood, however, that the signatures of the Required Lenders and, solely for purposes of its acknowledgement thereof, Administrative Agent, shall be sufficient to bind Lenders to any such amendment, waiver or consent), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all Lenders, do any of the following: (i) reduce the principal of, or interest on, the Notes or any fees due hereunder or any other amount due hereunder or under any other Credit Document; (ii) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees due hereunder or any other amount due hereunder or under any other Credit Document; (iii) change the definition of Required Lenders; (iv) release any material portion of the Collateral or other collateral for the Obligations other than in accordance with the Credit Documents; (v) amend this Section, Section 2.17(d) or any provision requiring the consent of all Lenders; (vi) release, in whole or in part,

Guarantor other than in accordance with the Credit Documents; or (vii) increase the Credit Amount. Without limiting the foregoing, acceptance by Administrative Agent or Lenders of any sum required to be paid pursuant hereto or pursuant to any other Credit Document, after its due date, or in an amount less than the sum then due, shall not constitute a waiver by Administrative Agent or Lenders of their right to require prompt payment when due of all other such sums or to declare a default or to exercise such other rights provided herein or in the other Credit Documents for such late or reduced payment.

               All communications from Administrative Agent to Lenders requesting Lenders’ determination, consent, approval or disapproval (i) shall be given in the form of a written notice to each Lender, (ii) shall be accompanied by or include a description or copy of the matter or thing as to which such determination, approval, consent or disapproval is requested and (iii) shall include Administrative Agent’s recommended course of action or determination in respect thereof. Each Lender shall reply promptly, but in any event within ten (10) Business Days (or five (5) Business Days with respect to any decision to accelerate or stop acceleration of any of the Obligations) after receipt of the request therefor by Administrative Agent (the “Lender Reply Period”). Unless a Lender shall give written notice to Administrative Agent that it objects to the recommendation or determination of Administrative Agent (together with a written explanation of the reasons behind such objection) within the Lender Reply Period, such Lender shall be deemed to have approved or consented to such recommendation or determination.

          Section 10.10. Assignment; Participation. Any Lender may at any time grant to one or more banks or other institutions not affiliated with Borrower or Guarantor (each a “Participant”) participating interests in its Pro Rata Share of the Credit Facility (the “Participations”). In the event of any such grant by a Lender of a Participation to a Participant, such Lender shall remain responsible for the performance of its obligations hereunder, and Borrower, each other Lender and Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations hereunder. Any agreement pursuant to which any Lender may grant a Participation shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of Borrower hereunder and under any other Credit Document, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement or any other Credit Document; provided that such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver described in clauses (i) through (vii) of Section 10.09 without the consent of the Participant.

               Upon request by Borrower, each Lender agrees to provide Borrower with notice of all Participations sold by such Lender. Borrower agrees to provide all assistance reasonably requested by a Lender to enable such Lender to sell Participations as aforesaid, or make assignments of its interest in the Credit Facility as hereinafter provided in this Section.

               A Lender may at any time assign to any bank or other institution not affiliated with Borrower or Guarantor with the consent of Administrative Agent, which consents shall not be unreasonably withheld or delayed (such assignee, a “Consented Assignee”), or to one or more banks or other institutions which are majority owned subsidiaries of a Lender or of the parent of a Lender (each Consented Assignee or subsidiary bank or institution, an “Assignee”) all or a proportionate part of all of its rights and obligations under this Agreement and its Note and the other Credit Documents, and such Assignee shall assume rights and obligations, pursuant to an Assignment and Assumption Agreement executed by such Assignee and the assigning Lender, provided that, after giving effect to such assignment, the Assignee’s portion of the Credit Facility and, in the case of a partial assignment of a Lender’s interest, the assigning Lender’s portion of the Credit Facility will each be equal to or greater than $5,000,000. Upon (i) execution and delivery of such instrument, (ii) payment by such Assignee to the assigning Lender of an amount equal to the purchase price agreed between such Lender and such Assignee and (iii) payment by such Assignee to Administrative Agent of a fee, for Administrative Agent’s own account, in the amount of $3,500, such Assignee shall be a party to this Agreement and shall have all the rights and obligations of a Lender as set forth in such Assignment and Assumption Agreement, and the assigning Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this paragraph, substitute notes, in the form of Exhibit D, shall be issued to the assigning Lender (in the case of a partial assignment) and Assignee by Borrower, in exchange for the return of the assigning Lender’s original Note. Without limiting the provisions of Section 2.04, all such substitute notes shall constitute “Notes” and the obligations evidenced by such substitute notes shall constitute obligations secured by the Security Documents. In connection with Borrower’s execution of substitute notes as aforesaid, Borrower shall deliver to Administrative Agent such evidence of the due authorization, execution and delivery of the substitute notes and any related documents as Administrative Agent may reasonably request. If the Assignee is not incorporated under the Laws of the United States or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to Borrower and Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 9.13.

               Borrower, Administrative Agent and Lenders shall execute such modifications to the Credit Documents as shall, in the reasonable judgment of Administrative Agent, be necessary or desirable in connection with assignments in accordance with the foregoing provisions of this Section.

               Any Lender may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Lender from its obligations hereunder.

               Borrower recognizes that in connection with a Lender’s selling of Participations or making of assignments, any or all documentation, financial statements, appraisals and other data, or copies thereof, relevant to Borrower, Guarantor or the Credit Facility may be exhibited to and retained by any such Participant or Assignee or prospective Participant or Assignee.

          Section 10.11. Setoff. In addition to (and without limitation of) any right of setoff, bankers’ lien or counterclaim Administrative Agent or any Lender may otherwise have, Administrative Agent and each Lender shall be entitled to offset balances (general or special, time or demand, provisional or final) held by it for the account of Borrower at any of Administrative Agent’s or such Lender’s offices against any amount payable by Borrower to Administrative Agent or such Lender hereunder or under any other Credit Document which is not paid when due (regardless of whether such balances are then due to Borrower), in which case it shall promptly notify Borrower and (in the case of a Lender) Administrative Agent thereof; provided, however, that Administrative Agent’s or such Lender’s failure to give such notice shall not affect the validity thereof.

          Section 10.12. Successors and Assigns. Except as herein provided, this Agreement shall be binding upon and inure to the benefit of Borrower, Administrative Agent and Lenders and their respective heirs, personal representatives, successors and assigns. Notwithstanding the foregoing, Borrower may not assign, transfer or set over to another, in whole or in part, all or any part of its benefits, rights, duties and obligations hereunder and under the other Credit Documents, including, but not limited to, performance of and compliance with conditions hereof and the right to receive the proceeds of Loans made under, and other extensions of credit under, the Credit Facility without the prior written consent of all of the Lenders (and any attempted such assignment, transfer or setting over without such consent shall be null and void).

          Section 10.13. Severability. The provisions hereof are intended to be severable. Any provisions hereof, or the application thereof to any Person or circumstance, which, for any reason, in whole or in part, is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof (or the remaining portions of such provision) or the application thereof to any other Person or circumstance, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision (or portion thereof) or the application thereof to any Person or circumstance in any other jurisdiction.

          Section 10.14. Non-Waiver; Remedies Cumulative. No failure or delay on Administrative Agent’s or any Lender’s part in exercising any right, remedy, power or privilege hereunder or under any of the other Credit Documents or provided by law (hereinafter in this Section, each a “Remedy”) shall operate as a waiver of any such Remedy or shall be deemed to constitute Administrative Agent’s or any Lender’s acquiescence in any default by Borrower or Guarantor under any of said documents. A waiver by Administrative Agent or any Lender of any Remedy on any one occasion shall not be construed as a bar to any other or future exercise thereof or of any other Remedy. The Remedies are cumulative, may be exercised singly or concurrently and are not exclusive of any other Remedies.

          Section 10.15. Certain Waivers. Each Credit Party hereby irrevocably and unconditionally waives (i) promptness and diligence, (ii) notice of any actions taken by Administrative Agent or any Lender hereunder or under any other Credit Document or any other agreement or instrument relating hereto or thereto except to the extent otherwise provided herein, (iii) all other notices, demands and protests, and all other formalities of every kind, in connection with the enforcement of a Credit Party’s obligations hereunder and under the other Credit Documents, the omission of or delay in which, but for the provisions of this Section, might constitute grounds for relieving any Credit Party of any of its obligations hereunder or under the other Credit Documents, (iv) any requirement that Administrative Agent or any Lender protect, secure, perfect or insure any lien on any collateral for the Obligations or exhaust any right or take any action against Borrower, any other Credit Party, Guarantor or any other Person or against any collateral for the Obligations, (v) any right or claim of right to cause a marshalling of Borrower’s assets and (vi) all rights of subrogation or contribution, whether arising by contract or operation of law or otherwise by reason of payment by Borrower pursuant hereto or pursuant to any other Credit Document. EACH CREDIT PARTY FURTHER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT BY OR ON BEHALF OF ADMINISTRATIVE AGENT OR LENDERS WITH RESPECT TO THIS AGREEMENT, THE NOTES OR THE OTHER CREDIT DOCUMENTS OR OTHERWISE IN RESPECT OF THE LOANS OR THE CREDIT FACILITY, ANY AND EVERY RIGHT SUCH CREDIT PARTY MAY HAVE TO (W) INJUNCTIVE RELIEF, (X) A TRIAL BY JURY, (Y) INTERPOSE ANY COUNTERCLAIM THEREIN, OTHER THAN A COMPULSORY COUNTERCLAIM, AND/OR (Z) HAVE THE SAME CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING. NOTHING CONTAINED IN THE IMMEDIATELY PRECEDING SENTENCE SHALL PREVENT OR PROHIBIT BORROWER FROM INSTITUTING OR MAINTAINING A SEPARATE ACTION AGAINST ADMINISTRATIVE AGENT OR LENDERS WITH RESPECT TO ANY ASSERTED CLAIM.

          Section 10.16. Expenses; Indemnification. Borrower covenants and agrees to pay all costs, expenses and charges (including, without limitation, all fees and charges of engineers, appraisers and Administrative Agent’s Counsel) incurred by Administrative Agent or any Lender in connection with (i) the preparation for and consummation of the transactions contemplated hereby or for the performance hereof and of the other Credit Documents, and for any services which may be required in addition to those normally and reasonably contemplated hereby and (ii) the enforcement hereof or of any or all of the other Credit Documents. If Borrower fails to pay promptly any costs, charges or expense required to be paid by it as aforesaid, and Administrative Agent or any Lender pays such costs, charges or expenses, Borrower shall reimburse Administrative Agent or such Lender, as appropriate, on demand for the amounts so paid, together with interest thereon at the Default Rate. Borrower further agrees to indemnify Administrative Agent and each Lender and their respective directors, officers, employees and agents from, and hold each of them harmless against, (x) any and all losses arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to any actual or proposed use by Borrower of the proceeds of any of the Loans or of any other extension of credit under the Credit Facility, including, without limitation, the fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceedings and (y) any and all claims, actions, suits, proceedings, costs, expenses, losses, damages and liabilities of any kind, including in tort, penalties and interest, arising out or by reason of any matter relating, directly or indirectly, to the ownership, condition, development, construction, sale, rental or financing of any of Borrower’s Investments or any part thereof (but excluding any such losses, liabilities, claims, damages or expenses incurred solely by reason of the gross negligence or willful misconduct of the party to be indemnified). The obligations of Borrower under this Section and under Sections 3.01, 3.03, 6.03 and 6.04 shall survive the repayment of all amounts due under or in connection with any of the Credit Documents and the termination of the Credit Facility.

          Section 10.17. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

          Section 10.18. Governing Law; Jurisdiction. This Agreement and the rights and obligations of the parties hereunder shall in all respects be governed by, and construed and enforced in accordance with, the Laws of the State of New York (without giving effect to New York’s principles of conflicts of law). Each Credit Party, Administrative Agent and each Lender hereby irrevocably submit to the non-exclusive jurisdiction of any New York State or Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement and the other Credit Documents, and each Credit Party hereby agrees and consents that, in addition to any methods of service of process provided for under applicable Law, all service of process in any such suit, action or proceeding in any New York State or Federal court sitting in The City of New York (or such other county in New York State) may be made by certified or registered mail, return receipt requested, directed to such Credit Party at the address for Borrower indicated on the signature page hereof, and service so made shall be complete five (5) days after the same shall have been so mailed.

          Section 10.19. Integration. The Credit Documents and the Supplemental Fee Letter constitute the entire agreement among Administrative Agent, Borrower and Lenders relating to the transactions contemplated thereby (except with respect to agreements among Lenders or with Administrative Agent relating solely to compensation, consideration and the syndication of the Credit Facility) and supersede any prior oral or written statements or agreements with respect to such transactions.

          Section 10.20. Gross-Up for Taxes. All payments made by Borrower under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding income taxes and franchise or other taxes (imposed in lieu of income taxes) imposed on a Lender as a result of a present or former connection between such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Lender’s having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or its Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Non-

Excluded Taxes”) are required to be withheld from any amounts payable to such Lender hereunder or under its Note, the amounts so payable to such Lender shall be increased to the extent necessary to yield to such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable with respect to the Credit Facility at the rates or in the amounts specified in this Agreement and its Note; provided, however, that Borrower shall not be required to increase any such amounts payable to such Lender if such Lender is not organized under the Laws of the United States or a state thereof and such Lender fails to comply with the requirements of Section 9.13. Whenever any Non-Excluded Taxes are payable by Borrower, as promptly as possible thereafter Borrower shall send to Administrative Agent for the account of such Lender a certified copy of an original official receipt received by Borrower showing payment thereof. If Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to Administrative Agent the required receipts or other required documentary evidence, Borrower shall indemnify such Lender for any incremental taxes, interest or penalties that may become payable by such Lender as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement and the payment of all amounts payable hereunder.

ARTICLE XI

PARTICULAR PROVISIONS

               The foregoing Articles of this Agreement are subject to the following further provisions:

          Section 11.01. Capital Calls; Subscription Account.

               (a) Borrower and Acadia Investors II shall direct all Investors to wire transfer to the Subscription Account all monies or sums paid or to be paid by any Investor to Borrower or Managing Member to fund its Capital Contribution as and when such Investor is required pursuant to the Operating Agreement and/or the Stockholders Agreement to fund such Capital Contribution. In addition, to the extent that Borrower or Acadia Investors II receives any Capital Contributions from the Investors during the term of this Agreement, they shall immediately deposit such Capital Contributions upon receipt into the Subscription Account and to the extent that Borrower or Acadia Investors II receives any amounts from an Investor while an Event of Default is continuing, they shall immediately deposit such amounts upon receipt into the Subscription Account.

               (b) Notwithstanding anything to the contrary contained herein, it is expressly understood and agreed that neither Administrative Agent nor any Lender undertakes any duties, responsibilities, or liabilities with respect to the Capital Calls, the Stockholder Agreement or the Operating Agreement. Neither Administrative Agent nor any Lender shall be required to refer to Borrower’s organizational documents or the Stockholders Agreement or take any other action with respect to any other matter which might arise in connection with Borrower’s organizational documents or the Stockholder Agreement or any Capital Call. Neither Administrative Agent nor any Lender has any duty to determine or inquire into any happening or occurrence or any performance or failure of performance of Borrower. Neither Administrative Agent nor any Lender has any duty to inquire into the use, purpose, or reasons for the making of any Capital Call or with respect to the investment or use of the proceeds thereof.

               (c) Provided that no Default or Event of Default has occurred and is then continuing, Administrative Agent shall release funds from the Subscription Account to Borrower for Approved Uses, subject to the terms hereof and of the Cash Collateral Agreement. Except as provided in Section 11.01(f), upon the occurrence and during the continuance of a Default or any Event of Default, Borrower shall have no right to any funds from the Subscription Account.

               (d) Borrower and Acadia Investors II hereby irrevocably authorize and direct Lenders, acting through Administrative Agent, at any time following the occurrence and during the continuance of an Event of Default while any Obligations are outstanding, to charge from time to time the Subscription Account and any other accounts of Borrower at Lenders for amounts due Lenders or any of them hereunder and under the Notes and the other Credit Documents.

               (e) Intentionally Omitted.

               (f) Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuation of an Event of Default, Borrower and Acadia Investors II shall be permitted to make a single Capital Call provided (i) the proceeds of such Capital Call are deposited into the Subscription Account, (ii) Borrower directs that such proceeds together with any other funds held in the Subscription Account shall be released by Administrative Agent to prepay the Notes in their entirety and/or held by Administrative Agent, for the benefit of the Lenders, as cash collateral for the Obligations, including, without limitation, the full amount of the Aggregate Outstanding Extensions of Credit, for application by Administrative Agent and Lenders to amounts due Administrative Agent and Lenders hereunder until the expiration, or return for cancellation, of all Letters of Credit and payment of all other outstanding Obligations hereunder, together with costs, expenses, funding losses, interest and penalties incurred therein as expressly contemplated in this Agreement and (iii) Borrower terminates the Credit Facility and agrees that upon the occurrence of an Event of Default Borrower shall have no further right to the making of any Loan hereunder.

               (g) The application by Lenders of such funds hereunder shall, unless Administrative Agent shall agree otherwise in writing, be first to the payment of reasonable costs and expenses due Lenders under this Agreement, second to the payment of accrued interest due hereunder or under the Notes and last to the payment of the principal due hereunder. Borrower acknowledges that all funds so transferred into the Subscription Account shall be the property of Borrower only and not subject to any Lien of any party, other than Administrative Agent and Lenders.

          Section 11.02. Subordination of Claims.

               (a) Until the Obligations shall be paid and satisfied in full and except as expressly permitted under Section 11.01, Borrower, Managing Member and Acadia Investors II shall not receive or collect, directly or indirectly, from any Investor any amount upon the Investor Claims other than pursuant to this Section 11.02.

               (b) Without the prior written consent of Administrative Agent, after the occurrence and during the continuation of an Event of Default Borrower and Acadia Investors II shall not (i) exercise or enforce any creditor or other right it may have against an Investor on account of any Investor Claims, (ii) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including, without limitation, the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, security interest, collateral rights, judgments or other encumbrances on assets of such Investor held by Borrower and/or Acadia Investors II as security for any Investor Claims, or (iii) exercise any rights or remedies against an Investor under a Stockholders Agreement or the Operating Agreement.

               (c) Managing Member hereby agrees that its right to receive the Asset Management Fees as set forth in the Operating Agreement is subordinated to the Obligations, provided, however, so long as no Event of Default has occurred and is continuing, Acadia Investors II shall be entitled to receive the Asset Management Fees pursuant to the terms of the Operating Agreement.

[Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first above written.

ACADIA STRATEGIC OPPORTUNITY FUND II, LLC, a Delaware limited liability company

By:	Acadia Realty Acquisition II, LLC, a Delaware limited liability company, its managing member

	By:	Acadia Realty Limited Partnership,
its sole member

		By:	Acadia Realty Trust, its general partner

			By	/s/ Robert Masters

Robert Masters
Senior Vice President

Address for notices:

c/o Acadia Realty Trust
1311 Mamaroneck Avenue, Suite 260
White Plains, New York 10605

ACADIA REALTY ACQUISITION II, LLC, a Delaware limited liability company

By:	Acadia Realty Limited Partnership, its sole member

	By:	Acadia Realty Trust, its general partner

		By	/s/ Robert Masters

Robert Masters
Senior Vice President

ACADIA INVESTORS II, INC., a Maryland corporation

By	/s/ Robert Masters

Name: Robert Masters
Title: Senior Vice President

BANK OF AMERICA, N.A.

By	/s/ Gregory Egli

Gregory Egli
Senior Vice President

Address for notices and Applicable Lending Office:

One Bryant Park, 35th Floor
New York, New York 10036
Attention: Mr. Gregory Egli

BANK OF AMERICA, N.A. (as Administrative Agent)

By	/s/ Gregory Egli

Gregory Egli
Senior Vice President

Administrative Agent’s Office and address for notices:

One Bryant Park, 35th Floor
New York, New York 10036
Attention: Mr. Gregory Egli

SCHEDULE A

INDIVIDUAL COMMITMENTS

Lender	Individual Commitment until October 31, 2013	Individual Commitment from November 1, 2013 to January 31, 2014	Individual Commitment from February 1, 2014 to April 30, 2014	Individual Commitment from May 1, 2014 to July 31, 2014	Individual Commitment from and after August 1, 2014

BofA	$40,000,000	$15,000,000	$11,250,000	$7,500,000	$3,750,000

EXHIBIT A

AUTHORIZATION LETTER

                                         ____________, 2010

[Name and address of Administrative Agent]

Re:

Fourth Amended and Restated Credit Agreement dated as of December 22, 2010 (the “Credit Agreement”; capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement) among us, as Borrower, Acadia Realty Acquisition II, LLC, Acadia Investors II, Inc., the Lenders named therein, and you, as Administrative Agent for said Lenders

Dear Sir/Madam:

          In connection with the captioned Credit Agreement, we hereby designate any of the following persons to give to you instructions, including notices required pursuant to the Credit Agreement, orally, by telephone or teleprocess, or in writing:

Michael Nelsen
Robert Masters
Richard Hartmann

          Instructions may be honored on the oral, telephonic, teleprocess or written instructions of anyone purporting to be any one of the above designated persons even if the instructions are for the benefit of the person delivering them. We will furnish you with written confirmation of each such instruction signed by any person designated above (including any telecopy which appears to bear the signature of any person designated above) on the same day that the instruction is provided to you, but your responsibility with respect to any instruction shall not be affected by your failure to receive such confirmation or by its contents.

          You and Lenders shall be fully protected in, and shall incur no liability to us for, acting upon any instructions which you in good faith believe to have been given by any person designated above, and in no event shall you or Lenders be liable for special, consequential or punitive damages. In addition, we agree to hold you and Lenders and your and their respective agents harmless from any and all liability, loss and expense arising directly or indirectly out of instructions that we provide to you in connection with the Credit Agreement except for liability, loss or expense occasioned by your gross negligence or willful misconduct.

          Upon notice to us, you may, at your option, refuse to execute any instruction, or part thereof, without you or any Lender incurring any responsibility for any loss, liability or expense arising out of such refusal if you in good faith believe that the person delivering the instruction is not one of the persons designated above or if the instruction is not accompanied by an authentication method that we have agreed to in writing.

          We will promptly notify you in writing of any change in the persons designated above and, until you have actually received such written notice and have had a reasonable opportunity to act upon it, you are authorized to act upon instructions, even though the person delivering them may no longer be authorized.

Very truly yours,

ACADIA STRATEGIC OPPORTUNITY FUND II, LLC, a Delaware limited liability company

By:	Acadia Realty Acquisition II, LLC, a Delaware limited liability company, its managing member

	By:	Acadia Realty Limited Partnership, its sole member

		By:	Acadia Realty Trust, its general partner

By

Robert Masters
Senior Vice President

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EXHIBIT B

INVESTORS/CAPITAL COMMITMENTS

Investors	Capital Commitment	Percentage Interest	Paid Capital Contributions	Unpaid Capital Commitments

Yale University	$52,383,677	20.00%	$42,306,686	$10,076,991
The Vanderbilt University	8,730,611	3.33%	7,051,116	1,679,495
The Board of Trustees of the Leland Stanford Junior University	43,653,064	16.67%	35,255,570	8,397,493
Gloster, LLC	43,653,064	16.67%	35,255,570	8,397,493
Carnegie Corporation of New York	$17,461,226	6.67%	14,102,228	3,358,998
The William and Flora Hewlett Foundation	21,826,532	8.33%	17,627,786	4,198,747
The Dupont Pension Trust	21,826,532	8.33%	17,627,786	4,198,747

Total	$209,534,706	80.00%*	$169,226,742	$40,307,964

Managing Member

Acadia Realty Acquisition II, LLC	$52,383,678	20.00%	$42,306,685	$10,076,993

* Note: Acadia Realty Acquisition II, LLC holds a 20% interest

EXHIBIT C

INVESTOR ACKNOWLEDGMENT

[Investor Acknowledgment - Investor to copy/print on letterhead]

[Note: Executed in connection with the Original Agreement]

                                               ____________, 200___

Bank of America, N.A.
One Bryant Park, 35th Floor
New York, New York 10036

Re:

Revolving Credit Facility (the “Credit Facility”) established pursuant to that certain Credit Agreement dated as of March 9, 2005 (the “Original Credit Agreement”), among Acadia Strategic Opportunity Fund II, LLC (“Borrower”), Acadia Realty Acquisition II, LLC (“Managing Member”), Acadia Investors II, Inc. (“Investor”) and Fleet National Bank (“Fleet”), as amended and restated by that certain Amended and Restated Credit Agreement dated as of March 21, 2006 by and among Borrower, Managing Member, Investor and Fleet (the “First Restated Agreement”), as modified by that certain Modification of Amended and Restated Credit Agreement dated as of February, 2008 by and among Borrower, Managing Member, Investor, Bank of America, N.A., as successor by merger to Fleet (in its individual capacity, “BofA”) and The Bank of New York (the “Amendment”, as amended and restated by that certain Third Amended and Restated Credit Agreement dated as of February 27, 2009 (the “Second Restated Agreement”) among Borrower, Managing Member, Investor, BofA, certain other lenders which are, or may become, lenders pursuant to such Agreement (BofA and such other lenders, collectively, “Lenders”) and Bank of America, N.A., as administrative agent (“Administrative Agent”), as further amended and restated by that certain Third Amended and Restated Agreement dated as of March 3, 2010 by and among Borrower, Managing Member, Investor, Lenders and Administrative Agent (the “Third Restated Agreement”, and, as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”)

Ladies and Gentlemen:

          In order to induce Lenders to provide the Credit Facility to Borrower, the undersigned hereby acknowledges and agrees as follows:

          We have entered into that certain that certain Stockholders Agreement by and among Investor, Yale University, The Vanderbilt University, Carnegie Corporation of

New York, The Board of Trustees of the Leland Stanford Junior University, State Street Bank and Trust Company as Trustee for the Dupont Pension Trust and The William and Flora Hewlett Foundation dated as of October 15, 2004 (effective as of August 15, 2004) as amended by First Amendment to Stockholders Agreement dated as of August 15, 2004, as the same may hereafter be modified in compliance with the terms of this Agreement (the “Stockholders Agreement”; all capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Stockholders Agreement), pursuant to which we have (i) purchased shares of stock in Investor, which is a member in Borrower and (ii) committed to make cash contributions of capital (“Capital Contributions”) to Investor on the terms and subject to the conditions set forth in the Stockholders Agreement with an Aggregate Capital Commitment of $____________ (our “Capital Commitment”), which Capital Contributions are to be contributed by Investor to Borrower pursuant to the terms of the Operating Agreement.

          As of the date hereof, our Remaining Capital Commitment is $____________, which may be drawn upon the delivery of one or more Drawdown Notices pursuant to and in accordance with the Stockholders Agreement.

          We hereby agree that we shall deliver to Administrative Agent from time to time upon the request of Managing Member, Investor, Administrative Agent or any Lender, a certificate setting forth the amount of our Remaining Capital Commitment. [Add for Dupont Trust and Hewlett Trust: We hereby further agree to deliver to Administrative Agent the financial statements as and when required under Section 6.06(11) of the Credit Agreement.]

          We hereby acknowledge and agree that under the terms of and subject to the conditions set forth in the Stockholders Agreement, we are obligated to fund our undrawn Aggregate Capital Commitment required on account of calls for Capital Contributions duly made in accordance with the terms of the Stockholders Agreement (including, without limitation, subsequent calls for Capital Contributions made in connection with a shortfall in funds available to Borrower as a result of the failure of any other Major Stockholder or Managing Member to advance funds with respect to a call for Capital Contributions duly made). In addition, we hereby acknowledge and confirm to Administrative Agent, Lenders, Managing Member and Investor that we will make Capital Contributions to the extent of our unfunded Aggregate Capital Commitment, to be applied to the repayment of outstanding obligations under the Credit Agreement, whether such Capital Contributions are called by Managing Member, Investor or Administrative Agent for such purpose on behalf of Managing Member and Investor (whether or not any Person is then acting as Managing Member for Borrower or Manager for Investor) without defense, counterclaim or offset of any kind, all of which we hereby waive. Notwithstanding anything to the contrary in the Stockholders Agreement or Operating Agreement, we hereby acknowledge and agree that (i) our obligation to fund our Aggregate Capital Commitment as and when requested by Administrative Agent is unconditional and (ii) Administrative Agent shall not be required to state any specific purpose or use of funds, deliver any supporting documentation whatsoever or comply with any formalities when making a Drawdown on our Aggregate Capital Commitment, except that such Drawdown must be made in writing.

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          We hereby (i) acknowledge that Borrower, Managing Member and Investor, pursuant to the terms of the Stockholders Agreement are making a collateral assignment to Administrative Agent for the benefit of Lenders of the right to call all future draws under the Stockholders Agreement to secure all loans and other extensions of credit made under the Credit Facility and all other obligations of Borrower under the Credit Agreement and the other Credit Documents (as defined in the Credit Agreement), (ii) represent that as of the date hereof, (A) to the best of our knowledge there is no default or circumstance which with the passage of time and/or the giving of notice would constitute a default under the Operating Agreement or the Stockholders Agreement, (B) the Stockholders Agreement has not been modified or amended except for the amendment referred to above and is in full force and effect and enforceable against the undersigned in accordance with its terms and (C) we do not have any right of offset against, or reduction to, our obligation to fund our undrawn Aggregate Capital Commitment, (iii) acknowledge that for so long as the Credit Facility is in place we will not amend, modify, supplement, cancel, terminate, reduce or suspend any of the provisions of the Stockholders Agreement or the Operating Agreement relating to the Aggregate Capital Commitments, the making of Capital Contributions or the incurrence of indebtedness or any other provisions that would adversely affect the rights of Administrative Agent or Lenders without your prior written consent and (iv) acknowledge that until otherwise instructed by both Borrower and you in writing, all future Capital Contributions made by us under the Stockholders Agreement will be made by wire transfer to the following account which Borrower has also pledged as security for the Obligations (as such term is defined in the Credit Agreement):

Bank:	Bank of America, N.A.
Bank Address:	One Bryant Park, 35th Floor
New York, New York 10036
Account Number:	9489651466
ABA Number:	021200339
Account Name:	Acadia Strategic Opportunity Fund II, LLC
Contact Person:	Mr. Gregory Egli
Telephone:	646-855-2630

          [Add to Yale acknowledgment: The undersigned represents, warrants and agrees to and with you that Yale University fully and irrevocably guarantees payment by Gloster LLC of Gloster LLC’s Capital Commitment to Investor. Alternatively, Yale to provide separate guaranty in form acceptable to Lenders.]

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          We understand that Lenders and Administrative Agent will be relying upon the statements and agreements made herein in connection with making the Credit Facility available to Borrower and, accordingly, hereby acknowledge that Capital Contributions we make under the Stockholders Agreement will not satisfy our obligation to fund our undrawn Aggregate Capital Commitment unless such Capital Contributions are paid into the above account (unless we are otherwise instructed by Borrower and Administrative Agent as described above). We hereby acknowledge that the terms of the Credit Agreement and of each other Credit Document (as defined therein) can be modified without further notice to us or our consent. In addition, we understand that the Credit Agreement and this Investor Acknowledgment shall be for the benefit of Administrative Agent, Lenders, and Lenders’ successors and assigns, and that this Investor Acknowledgment will remain in effect until we are notified jointly by Administrative Agent and Managing Member that the Credit Facility has been terminated.

Very truly yours,

By

Name:
Title:

4

EXHIBIT D

NOTE

$____________	New York, New York
____________, 2010

          For value received, ACADIA STRATEGIC OPPORTUNITY FUND II, LLC, a Delaware limited liability company (“Maker”) hereby covenants and promises to pay to the order of [NAME OF LENDER] or its successors or assigns (collectively, “Lender”), at the principal office of BANK OF AMERICA, N.A. located at One Bryant Park, 35th Floor, New York, New York 10036 (“Administrative Agent”) for the account of the Applicable Lending Office of Lender, the principal sum of _________________________ Dollars ($____________) or so much thereof as shall be advanced and remain unpaid pursuant to the Loan Agreement (as defined below), in lawful money of the United States and in immediately available funds, in accordance with the terms set forth in the Loan Agreement. Maker also covenants and promises to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, in like money, at said office for the account of said Applicable Lending Office, at the time and at a rate per annum as provided in the Loan Agreement. Any amount of principal hereof which is not paid when due, whether at stated maturity, by acceleration, or otherwise, shall bear interest from the date when due until said principal amount is paid in full, payable on demand, at the Default Rate.

          This Note is one of the Notes referred to in the Fourth Amended and Restated Credit Agreement dated as of the date hereof (as the same may be amended or supplemented from time to time, the “Loan Agreement”) among Maker, as Borrower, Acadia Realty Acquisition II, LLC, Acadia Investors II, Inc., the lenders named therein (including Lender), as Lenders, and Administrative Agent, as Administrative Agent for Lenders. All of the terms, conditions and provisions of the Loan Agreement are hereby incorporated by reference. All capitalized terms used herein and not defined herein shall have the meanings given to them in the Loan Agreement.

          The Loan Agreement contains, among other things, provisions for the prepayment of and acceleration of this Note upon the happening of certain stated events.

          Should the indebtedness represented by this Note or any part thereof be collected at law or in equity, or in bankruptcy, receivership or any other court proceeding (whether at the trial or appellate level), or should this Note be placed in the hands of attorneys for collection upon default, Maker agrees to pay, in addition to the principal, interest and other sums due and payable hereon, all costs of collecting or attempting to collect this Note, including reasonable attorneys’ fees and expenses.

          All parties to this Note, whether principal, surety, guarantor or endorser, hereby waive presentment for payment, demand, protest, notice of protest and notice of dishonor.

          This Note shall be governed by the Laws of the State of New York (without giving effect to New York’s principles of conflicts of law), provided that, as to the maximum lawful rate of interest which may be charged or collected, if the Laws applicable to Lender permit it to charge or collect a higher rate than the Laws of the State of New York, then such Law applicable to Lender shall apply to Lender under this Note.

          Anything herein to the contrary notwithstanding, the obligations of Maker under this Note shall be subject to the limitation that payments of interest shall not be required to the extent that receipt of any such payment by Lender would be contrary to provisions of Law applicable to Lender limiting the maximum rate of interest that may be charged or collected by Lender.

          IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the date first above written.

ACADIA STRATEGIC OPPORTUNITY FUND II, LLC, a Delaware limited liability company

By:	Acadia Realty Acquisition II, LLC, a Delaware limited liability company, its managing member

	By:	Acadia Realty Limited Partnership, its sole member

		By:	Acadia Realty Trust, its general partner

By

Robert Masters
Senior Vice President

2

EXHIBIT E

CLOSING CERTIFICATE

          Pursuant to Section 4.01(c) of that certain Fourth Amended and Restated Credit Agreement, dated as of the date hereof (the “Credit Agreement”; capitalized terms used herein without definition are used as defined in the Credit Agreement), among Acadia Strategic Opportunity Fund II, LLC, a Delaware liability company (“Borrower”), as Borrower, Acadia Realty Acquisition II, LLC, Acadia Investors, Inc., the lenders named therein and Administrative Agent, as Administrative Agent for Lenders, the undersigned hereby certifies to Administrative Agent and Lenders as follows:

(a) The Certificate of Formation of Borrower previously delivered to Administrative Agent in connection with the execution and delivery of the Credit Agreement has not been amended or modified;

          (b) The Operating Agreement of Borrower dated as of October 15, 2004 (effective as of August 15, 2004) previously delivered to Administrative Agent in connection with the execution and delivery of the Credit Agreement has been amended by First Amendment to Amended and Restated Operating Agreement of Borrower dated as of August 15, 2004 by and among Managing Member and Acadia Investors II, Inc. dated as of August 15, 2004, as supplemented by that certain Pledge Agreement dated as of June 15, 2004 from Acadia Investors II, Inc. to Borrower, as amended by Second Amendment to Amended and Restated Operating Agreement of Borrower by and among Managing Member and Acadia Investors II dated as of January 1, 2006, and as amended by action of Managing Member with the written consent of the advisory committee of Borrower by required vote dated January 5, 2010, and the Operating Agreement, as so amended and supplemented, has not been further modified, amended or supplemented and is in full force and effect;

(c) Attached hereto as “Exhibit A” is a certificate dated as of a recent date from the Secretary of State of Delaware evidencing the good standing of Borrower in such jurisdiction; and

(d) Immediately prior to and immediately after the date hereof, no Default or Event of Default shall have occurred and will be continuing.

          IN WITNESS WHEREOF, the undersigned has hereunto executed this Closing Certificate as of this ______ day of ____________, 2010.

ACADIA STRATEGIC OPPORTUNITY FUND II, LLC, a Delaware limited liability company

By:	Acadia Realty Acquisition II, LLC, a Delaware limited liability company, its managing member

	By:	Acadia Realty Limited Partnership, its sole member

		By:	Acadia Realty Trust, its general partner

By

Robert Masters
Senior Vice President

2

EXHIBIT F

RESERVED

EXHIBIT G

COMPLIANCE CERTIFICATE

                    Robert Masters does hereby certify to Bank of America, N.A., as Administrative Agent (“Agent”) and the Lenders referred to in the Credit Agreement referred to below as follows:

                    1. I am a Senior Vice President and General Counsel of Acadia Realty Trust, the general partner of Acadia Realty Limited Partnership, the sole member of Acadia Realty Acquisition II, LLC (“Managing Member”), which is the managing member of Acadia Strategic Opportunity Fund II, LLC (“Borrower”).

                    2. This certificate is the certificate regarding Capital Commitments referred to in Section 4.01(c) of the Fourth Amended and Restated Credit Agreement (“Credit Agreement”) dated as of December 22, 2010 (the “Closing Date”) among Borrower, the Managing Member, Acadia Investors II, Inc., Agent and Lenders named therein. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement. This certificate is being delivered to the Administrative Agent and Lenders with the understanding that Administrative Agent and Lenders will be relying on the accuracy hereof.

                    3. As of the date hereof the aggregate Capital Commitments of the Investors is $____________ and the aggregate Unpaid Capital Commitments is $____________.

                    4. Exhibit 1 annexed hereto contains a list of the Investors and sets forth their respective interests in Borrower, Capital Commitments and Unpaid Capital Commitments, all as of the date hereof.

                    5. Borrower’s Liquidity as of the date hereof is $____________, a calculation of which is set forth on Exhibit 2 annexed hereto.

                    6. Borrower has not created, incurred, assumed or suffered to exist any Indebtedness, other than trade payables due within sixty (60) days which are not delinquent, of Borrower or any Guarantee Obligations of Borrower, other than Indebtedness and Guarantee Obligations in existence on the Closing Date. The cost basis of each Investment owned by Borrower as of the date hereof is separately identified and quantified on Exhibit 3 annexed hereto and the aggregate of such amounts is $____________ (the “Investment Amount”). Each obligation which constitutes Indebtedness or Guaranteed Obligations of Borrower and its Subsidiaries is separately identified and quantified on Exhibit 4 annexed hereto and the aggregate of such amounts is $____________ (the “Indebtedness and Guaranteed Obligations Amount”). As of the date hereof, the Indebtedness and Guaranteed Obligations Amount constitutes ______% of the Investment Amount and therefore Borrower [is] [is not] in compliance with Section 7.01 of the Credit Agreement.

                    7. As of the date hereof, Borrower has observed or performed all of its covenants and other agreements in all material respects, and satisfied every material condition, contained in the Credit Agreement and the other Credit Documents to be observed, performed or satisfied by it, and the undersigned officer knows of no Default or Event of Default which has occurred and is continuing, except as follows: [If none, state “none”, otherwise specify the nature and period of existence of the Default or Event of Default and what action Borrower has taken or proposes to take with respect thereto.]

                    8. As of the date hereof, Borrower has observed or performed all of its covenants and other agreements in all material respects, and satisfied every material condition, contained in the Credit Agreement and the other Credit Documents to be observed, performed or satisfied by it, and that the undersigned knows of no Default or Event of Default which has occurred and is continuing.

Dated: As of ____________, 2010

Robert Masters
Senior Vice President - General Counsel

2

Exhibit 1

Investors	Capital Commitment	Percentage Interest	Paid Capital Contributions	Unpaid Capital Commitments

Yale University	$52,383,677	20.00%		$

Dore LP1	8,730,611	3.33%

The Board of Trustees of the Leland Stanford Junior University	43,653,064	16.67%

Gloster, LLC[2]	43,653,064	16.67%

Carnegie Corporation of New York	17,461,226	6.67%

The William and Flora Hewlett Foundation	21,826,532	8.33%

The Dupont Pension Trust	21,826,532	8.33%

Acadia Realty Acquisition II, LLC[3]	52,383,678	20.00%

Total	$261,918,384	100%		$

[1]	The Vanderbilt University is the Investor Guarantor of Dore Capital Real Estate, L.P.
[2]	Yale University is the Investor Guarantor of Gloster LLC
[3]	Guarantor is the Investor Guarantor of Acadia Realty Acquisition II, LLC

Exhibit 2

Liquidity

Unencumbered Cash (excluding amounts in Deposit Account)			$

Unpaid Capital Commitments

Cash Equivalents (listed by category according to the clauses of the definition of “Cash Equivalents”:

(a)	Short-term U.S. Government securities	$

(b)	CDs, etc.

(c)	Commercial bank repo obligations

(d)	Investment grade commercial paper

(e)	Investment grade short-term municipal bonds

(f)	Commercial paper

(g)	Permitted money market funds

Subtotal:

	TOTAL:		$

EXHIBIT H
CAPITAL STOCK OF SUBSIDIARIES

Name	Ownership	Minimum Release Price

Acadia-P/A Holding Company, LLC (“P/A Holding”):	90% owned by Borrower	N/A
Acadia-PA East Fordham Acquisitions, LLC	100% owned by P/A Holdings	$19,158,000
P/A-Acadia Pelham Manor, LLC	100% owned by P/A Holdings	$9,321,000
Acadia-PA Sherman Avenue, LLC	100% owned by P/A Holdings	$0
Acadia-P/A Canarsie, LLC	100% owned by P/A Holdings	$15,204,000

Canarsie Plaza LLC	80% owned by Acadia-P/A Canarsie, LLC	$15,204,000

Acadia-P/A Albee LLC	100% owned by P/A Holdings	*

Acadia-P/A/T Albee LLC	95% owned by Acadia-P/A Albee LLC	*

Albee Office Development LLC	50% owned by Acadia-P/A/T Albee LLC	*

Albee Retail Development LLC	75% owned by Acadia-P/A/T Albee LLC	*

Albee Development LLC	1.5% owned by Albee Office Development LLC	*

	32% owned by Albee Retail Development LLC

Fordham Place Office LLC	100% owned by P/A Holdings	$19,158,000

APA 216th Street LLC	100% owned by P/A Holdings	$3,886,200

Acadia-P/A 161st Street LLC	100% owned by P/A Holdings	$10,581,000

Acadia-P/A Liberty LLC	100% owned by P/A Holdings	$3,399,600

Acadia Marsh Investors LLC	100% owned by Borrower	$0

Acadia Shopko Investors LLC	100% owned by Borrower	$0

Acadia Oakbrook LLC	100% owned by Borrower	$5,400,000

Acadia Atlantic Avenue LLC	100% owned by Borrower	$4,080,600

*	Site 1A: $4,956,000
Balance of Investment: $0

EXHIBIT I

ASSIGNMENT AND ASSUMPTION AGREEMENT

          ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of ____________, 200__, among [NAME OF ASSIGNING BANK] (“Assignor”) and [NAME OF ASSIGNEE] (“Assignee”).

Preliminary Statement

          1. This Assignment and Assumption Agreement (this “Agreement”) relates to the Fourth Amended and Restated Credit Agreement (as the same may be amended from time to time, the “Loan Agreement”) dated as of December 22, 2010 among Acadia Strategic Opportunity Fund II, LLC (“Borrower”), Acadia Realty Acquisition II, LLC, Acadia Investors II, Inc., the lender(s) party thereto (each a “Lender” and, collectively, “Lenders”) and Bank of America, N.A., as administrative agent (“Administrative Agent”). All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Loan Agreement.

          2. Subject to the terms and conditions set forth in the Loan Agreement, Assignor has made an Individual Commitment to Borrower in an aggregate principal amount of $____________ (“Assignor’s Loan Commitment”).

          3. The aggregate outstanding principal amount under Assignor’s Loan Commitment at the commencement of business on the date hereof is $____________.

          4. Assignor desires to assign to Assignee all of the rights of Assignor under the Loan Agreement in respect of a portion of Assignor’s Loan Commitment and the Loans and other extensions of credit made or participated in by Assignor pursuant thereto, such portion being in an amount equal to $____________ (the “Assigned Loan and Commitment”), of which $____________ is currently outstanding and $____________ is still to be extended to Borrower pursuant to the Loan Agreement; and Assignee desires to accept assignment of such rights and assume the corresponding obligations from Assignor on such terms.

          NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

          SECTION 1. Assignment. Assignor hereby assigns and sells to Assignee all of the rights of Assignor under the Loan Agreement in and to the Assigned Loan and Commitment, and Assignee hereby accepts such assignment from Assignor and assumes all of the obligations of Assignor under the Loan Agreement with respect to the Assigned Loan and Commitment, including, without limitation, Assignor’s obligations with respect to the undisbursed portion, if any, thereof. Upon the execution and delivery hereof by Assignor, Assignee, and (if applicable) Administrative Agent and the payment of the amount specified in Section 2 hereof required to be paid on the date hereof, (1) Assignee shall, as of the commencement of business on the date hereof, succeed to the rights and obligations of a Lender under the Loan Agreement with an Individual Commitment in an amount equal to the Assigned Loan and Commitment, and (2) the Individual Commitment of Assignor shall, as of the commencement of business on the date hereof, be reduced correspondingly and Assignor released from its obligations under the Loan Agreement to the extent such obligations have been assumed by Assignee. Assignor represents and warrants that it (x) owns the Assigned Loan and Commitment free and clear of all liens and other encumbrances created by Assignor and (y) is legally authorized to enter into and perform this Agreement. Except as provided in the immediately preceding sentence, the assignment provided for herein shall be without representation or warranty by, or recourse to, Assignor.

          SECTION 2. Payments. As consideration for the assignment and sale contemplated in Section 1 hereof, Assignee shall pay to Assignor on the date hereof, in immediately available funds, an amount equal to the outstanding principal amount under the Assigned Loan and Commitment recited in paragraph 4 of the Preliminary Statement above. Each of Assignor and Assignee hereby agrees that if it receives any amount under the Loan Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party’s interest therein and shall promptly pay the same to such other party.

          SECTION 3. Consent; Execution and Delivery of Notes. [This Agreement is conditioned upon the consent of Administrative Agent pursuant to Section 10.10 of the Loan Agreement. The execution of this Agreement by Administrative Agent is evidence of this consent.] [Consents not required for certain assignments to entities related to a Lender.] Pursuant to Section 10.10 of the Loan Agreement, Borrower has agreed to execute and deliver Notes payable to the respective orders of Assignee and Assignor to evidence the assignment and assumption provided for herein. Assignee has designated as its Applicable Lending Office, and as its address for notices, the office identified as such below.

          SECTION 4. Non-Reliance on Assignor. Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of Borrower or any other party to any Credit Document, or the validity and enforceability of the obligations of Borrower or any other party to a Credit Document in respect of the Loan Agreement or any other Credit Document. Assignee acknowledges that it has, independently and without reliance on Assignor, any other Lender or Administrative Agent, and based on such documents and information as it has deemed appropriate, made its own analysis of the Collateral, credit analysis of Borrower and Guarantor and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the Collateral and of the business, affairs and financial condition of Borrower and the other parties to the Credit Documents.

          SECTION 5. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the Laws of the State of New York (without giving effect to New York’s principles of conflicts of law).

2

          SECTION 6. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          SECTION 7. Certain Representations and Agreements by Assignee. Assignee represents that it is legally authorized to enter into and perform this Agreement. In addition, Assignee hereby represents that it is entitled to receive any payments to be made to it under the Loan Agreement or hereunder without the withholding of any tax and agrees to furnish the evidence of such exemption as specified therein and otherwise to comply with the provisions of Section 9.13 of the Loan Agreement.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

[NAME OF ASSIGNOR]

By

Name:
Title:

[NAME OF ASSIGNEE]

By

Name:
Title:

Assignee’s Applicable Lending Office and Address for Notices:

[Assignee]
[Address]
Attention:

Telephone:	(___) ________

BANK OF AMERICA, N.A.

By

Name:
Title:

3

EXHIBIT J

RESERVED

EXHIBIT K

FORM OF INVESTOR REAFFIRMATIONS

[Attached]

[Investor Reaffirmation -
Vanderbilt University to copy/print on letterhead]

As of ____________, 2010

Bank of America, N.A., as Administrative Agent
One Bryant Park, 35th Floor
New York, New York 10036

Re:

Revolving Credit Facility (the “Credit Facility”) established pursuant to that certain Credit Agreement dated as of March 9, 2005 (the “Original Credit Agreement”), among Acadia Strategic Opportunity Fund II, LLC (“Borrower”), Acadia Realty Acquisition II, LLC (“Managing Member”), Acadia Investors II, Inc. (“Acadia Investor”) and Fleet National Bank (“Fleet”), as amended and restated by that certain Amended and Restated Credit Agreement dated as of March 21, 2006 (the “First Restated Credit Agreement”) among Borrower, Managing Member, Acadia Investor, Bank of America, N.A., as successor by merger to Fleet (in its individual capacity, “BofA”), The Bank of New York, now known as The Bank of New York Mellon (“BNYM”; BNYM, BofA and each other lender which may become a lender pursuant to such agreement, collectively, “Lenders”) and Bank of America, N.A., as administrative agent (“Administrative Agent”), as amended by Modification of Amended and Restated Credit Agreement dated as of February 29, 2008 among Borrower, Managing Member, Acadia Investor, BofA, BNYM and Administrative Agent (the “First Modification Agreement”), as amended and restated by Second Amended and Restated Credit Agreement dated as of February 27, 2009 among Borrower, Managing Member, Acadia Investor, BofA, BNYM and Administrative Agent (the “Second Restated Credit Agreement”) and by Third Amended and Restated Credit Agreement dated as of March 3, 2010 (the “Third Restated Credit Agreement”; the Original Credit Agreement, as restated by the First Restated Credit Agreement, modified by the First Modification Agreement, amended and restated by the Second Restated Credit Agreement and amended and restated by the Third Restated Credit Agreement and as amended, supplemented or otherwise modified from time to time, collectively, the “Credit Agreement”)

Ladies and Gentlemen:

          In connection with the Credit Agreement, The Vanderbilt University executed and delivered to Administrative Agent for Lenders a letter agreement dated contemporaneously with the Credit Agreement (the “Investor Acknowledgment”), which was assumed by Dore Capital Real Estate, L.P., a Delaware limited partnership (“Investor”). Investor has been advised that Borrower has requested that Lenders modify the Credit Agreement to, among other things, extend the maturity date of the Credit Agreement (such modifications, the “Extension Modification”).

          Pursuant to the Investor Acknowledgment and in order to induce Lenders to enter into the Extension Modification, the undersigned hereby acknowledges and agrees as follows (capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Investor Acknowledgment):

          1. That certain Stockholders Agreement by and among Gloster LLC, Yale University, The Vanderbilt University, Carnegie Corporation of New York, The Board of Trustees of the Leland Stanford Junior University, State Street Bank and Trust Company as Trustee for the Dupont Pension Trust and The William and Flora Hewlett Foundation dated as of October 15, 2004 (effective as of August 15, 2004) as amended by First Amendment to Stockholders Agreement dated as of August 15, 2004 (the “Stockholders Agreement”) remains in full force and effect and has not been modified.

          2. Investor hereby acknowledges that the Investor Acknowledgment remains unmodified and in full force and effect. As of the date hereof, (i) Investor’s Remaining Capital Commitment is $____________, which may be drawn upon the delivery of one or more Drawdown Notices pursuant to and in accordance with the Stockholders Agreement and/or the Investor Acknowledgment and (ii) Investor does not have any right of offset against, or reduction to, Investor’s obligation to fund Investor’s undrawn Aggregate Capital Commitment.

          3. Investor understands that Lenders and Administrative Agent will be relying upon the statements and agreements made herein in connection with making the Extension Modification available to Borrower.

Very truly yours,

DORE CAPITAL REAL ESTATE L.P., a Delaware limited liability partnership

By:	Dore Capital Real Estate, LLC, its general partner

By

Matthew W. Wright
President

2

          This is to certify that this instrument was executed in my presence on the date hereof by the parties whose signature appears above in the capacity indicated.

Notary Public

My Commission Expires:

3

EXHIBIT K (Continued)

[Investor Acknowledgment Reaffirmation -
Gloster LLC to copy/print on letterhead]

As of ____________, 2010

Bank of America, N.A., as Administrative Agent
One Bryant Park, 35th Floor
New York, New York 10036

Re:

Revolving Credit Facility (the “Credit Facility”) established pursuant to that certain Credit Agreement dated as of March 9, 2005 (the “Original Credit Agreement”), among Acadia Strategic Opportunity Fund II, LLC (“Borrower”), Acadia Realty Acquisition II, LLC (“Managing Member”), Acadia Investors II, Inc. (“Acadia Investor”) and Fleet National Bank (“Fleet”), as amended and restated by that certain Amended and Restated Credit Agreement dated as of March 21, 2006 (the “First Restated Credit Agreement”) among Borrower, Managing Member, Acadia Investor, Bank of America, N.A., as successor by merger to Fleet (in its individual capacity, “BofA”), The Bank of New York, now known as The Bank of New York Mellon (“BNYM”; BNYM, BofA and each other lender which may become a lender pursuant to such agreement, collectively, “Lenders”) and Bank of America, N.A., as administrative agent (“Administrative Agent”), as amended by Modification of Amended and Restated Credit Agreement dated as of February 29, 2008 among Borrower, Managing Member, Acadia Investor, BofA, BNYM and Administrative Agent (the “First Modification Agreement”) and as amended and restated by Second Amended and Restated Credit Agreement dated as of February 27, 2009 among Borrower, Managing Member, Acadia Investor, BofA, BNYM and Administrative Agent (the “Second Restated Credit Agreement”) and by Third Amended and Restated Credit Agreement dated as of March 3, 2010 (the “Third Restated Credit Agreement”; the Original Credit Agreement, as restated by the First Restated Credit Agreement, modified by the First Modification Agreement, amended and restated by the Second Restated Credit Agreement and amended and restated by the Third Restated Credit Agreement and as amended, supplemented or otherwise modified from time to time, collectively, the “Credit Agreement”)

Ladies and Gentlemen:

          In connection with the Credit Agreement, the undersigned (“Investor”) executed and delivered to Administrative Agent for Lenders a letter agreement dated contemporaneously with the Credit Agreement (the “Investor Acknowledgment”).

Investor has been advised that Borrower has requested that Lenders modify the Credit Agreement to, among other things, extend the maturity date of the Credit Agreement (such modifications, the “Extension Modification”).

          Pursuant to the Investor Acknowledgment and in order to induce Lenders to enter into the Extension Modification, the undersigned hereby acknowledges and agrees as follows (capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Investor Acknowledgment):

          1. That certain Stockholders Agreement by and among Gloster LLC, Yale University, The Vanderbilt University, Carnegie Corporation of New York, The Board of Trustees of the Leland Stanford Junior University, State Street Bank and Trust Company as Trustee for the Dupont Pension Trust and The William and Flora Hewlett Foundation dated as of October 15, 2004 (effective as of August 15, 2004) as amended by First Amendment to Stockholders Agreement dated as of August 15, 2004 (the “Stockholders Agreement”) remains in full force and effect and has not been modified.

          2. Investor hereby acknowledges that the Investor Acknowledgment remains unmodified and in full force and effect. As of the date hereof, (i) Investor’s Remaining Capital Commitment is $____________, which may be drawn upon the delivery of one or more Drawdown Notices pursuant to and in accordance with the Stockholders Agreement and/or the Investor Acknowledgment and (ii) Investor does not have any right of offset against, or reduction to, Investor’s obligation to fund Investor’s undrawn Aggregate Capital Commitment.

          3. Investor understands that Lenders and Administrative Agent will be relying upon the statements and agreements made herein in connection with making the Extension Modification available to Borrower.

Very truly yours,

GLOSTER, LLC

By:	Fourth Century, LLC, its managing member

	By:	3C Corporation, its managing member

By

David F. Swensen
President

2

          This is to certify that this instrument was executed in my presence on the date hereof by the parties whose signature appears above in the capacity indicated.

Notary Public

My Commission Expires:

3

EXHIBIT K (Continued)

[Investor Acknowledgment Reaffirmation -
Yale University to copy/print on letterhead]

As of ____________, 2010

Bank of America, N.A., as Administrative Agent
One Bryant Park, 35th Floor
New York, New York 10036

Re:

Revolving Credit Facility (the “Credit Facility”) established pursuant to that certain Credit Agreement dated as of March 9, 2005 (the “Original Credit Agreement”), among Acadia Strategic Opportunity Fund II, LLC (“Borrower”), Acadia Realty Acquisition II, LLC (“Managing Member”), Acadia Investors II, Inc. (“Acadia Investor”) and Fleet National Bank (“Fleet”), as amended and restated by that certain Amended and Restated Credit Agreement dated as of March 21, 2006 (the “First Restated Credit Agreement”) among Borrower, Managing Member, Acadia Investor, Bank of America, N.A., as successor by merger to Fleet (in its individual capacity, “BofA”), The Bank of New York, now known as The Bank of New York Mellon (“BNYM”; BNYM, BofA and each other lender which may become a lender pursuant to such agreement, collectively, “Lenders”) and Bank of America, N.A., as administrative agent (“Administrative Agent”), as amended by Modification of Amended and Restated Credit Agreement dated as of February 29, 2008 among Borrower, Managing Member, Acadia Investor, BofA, BNYM and Administrative Agent (the “First Modification Agreement”) and as amended and restated by Second Amended and Restated Credit Agreement dated as of February 27, 2009 among Borrower, Managing Member, Acadia Investor, BofA, BNYM and Administrative Agent (the “Second Restated Credit Agreement”) and by Third Amended and Restated Credit Agreement dated as of March 3, 2010 (the “Third Restated Credit Agreement”; the Original Credit Agreement, as restated by the First Restated Credit Agreement, modified by the First Modification Agreement, amended and restated by the Second Restated Credit Agreement and amended and restated by the Third Restated Credit Agreement and as amended, supplemented or otherwise modified from time to time, collectively, the “Credit Agreement”)

Ladies and Gentlemen:

          In connection with the Credit Agreement, the undersigned (“Investor”) executed and delivered to Administrative Agent for Lenders a letter agreement dated contemporaneously with the Credit Agreement (the “Investor Acknowledgment”).

Investor has been advised that Borrower has requested that Lenders modify the Credit Agreement to, among other things, extend the maturity date of the Credit Agreement (such modifications, the “Extension Modification”).

          Pursuant to the Investor Acknowledgment and in order to induce Lenders to enter into the Extension Modification, the undersigned hereby acknowledges and agrees as follows (capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Investor Acknowledgment):

          1. That certain Stockholders Agreement by and among Gloster LLC, Yale University, The Vanderbilt University, Carnegie Corporation of New York, The Board of Trustees of the Leland Stanford Junior University, State Street Bank and Trust Company as Trustee for the Dupont Pension Trust and The William and Flora Hewlett Foundation dated as of October 15, 2004 (effective as of August 15, 2004) as amended by First Amendment to Stockholders Agreement dated as of August 15, 2004 (the “Stockholders Agreement”) remains in full force and effect and has not been modified.

          2. Investor hereby acknowledges that the Investor Acknowledgment remains unmodified and in full force and effect. As of the date hereof, (i) Investor’s Remaining Capital Commitment is $____________, which may be drawn upon the delivery of one or more Drawdown Notices pursuant to and in accordance with the Stockholders Agreement and/or the Investor Acknowledgment and (ii) Investor does not have any right of offset against, or reduction to, Investor’s obligation to fund Investor’s undrawn Aggregate Capital Commitment.

          3. Investor understands that Lenders and Administrative Agent will be relying upon the statements and agreements made herein in connection with making the Extension Modification available to Borrower.

Very truly yours,

YALE UNIVERSITY

By

David F. Swensen
Chief Investment Officer

2

          This is to certify that this instrument was executed in my presence on the date hereof by the parties whose signature appears above in the capacity indicated.

Notary Public

My Commission Expires:

3

EXHIBIT K (Continued)

[Investor Acknowledgment Reaffirmation -
Stanford to copy/print on letterhead]

As of ____________, 2010

Bank of America, N.A., as Administrative Agent
One Bryant Park, 35th Floor
New York, New York 10036

Re:

Revolving Credit Facility (the “Credit Facility”) established pursuant to that certain Credit Agreement dated as of March 9, 2005 (the “Original Credit Agreement”), among Acadia Strategic Opportunity Fund II, LLC (“Borrower”), Acadia Realty Acquisition II, LLC (“Managing Member”), Acadia Investors II, Inc. (“Acadia Investor”) and Fleet National Bank (“Fleet”), as amended and restated by that certain Amended and Restated Credit Agreement dated as of March 21, 2006 (the “First Restated Credit Agreement”) among Borrower, Managing Member, Acadia Investor, Bank of America, N.A., as successor by merger to Fleet (in its individual capacity, “BofA”), The Bank of New York, now known as The Bank of New York Mellon (“BNYM”; BNYM, BofA and each other lender which may become a lender pursuant to such agreement, collectively, “Lenders”) and Bank of America, N.A., as administrative agent (“Administrative Agent”), as amended by Modification of Amended and Restated Credit Agreement dated as of February 29, 2008 among Borrower, Managing Member, Acadia Investor, BofA, BNYM and Administrative Agent (the “First Modification Agreement”) and as amended and restated by Second Amended and Restated Credit Agreement dated as of February 27, 2009 among Borrower, Managing Member, Acadia Investor, BofA, BNYM and Administrative Agent (the “Second Restated Credit Agreement”) and by Third Amended and Restated Credit Agreement dated as of March 3, 2010 (the “Third Restated Credit Agreement”; the Original Credit Agreement, as restated by the First Restated Credit Agreement, modified by the First Modification Agreement, amended and restated by the Second Restated Credit Agreement and amended and restated by the Third Restated Credit Agreement and as amended, supplemented or otherwise modified from time to time, collectively, the “Credit Agreement”)

Ladies and Gentlemen:

          In connection with the Credit Agreement, the undersigned (“Investor”) executed and delivered to Administrative Agent for Lenders a letter agreement dated contemporaneously with the Credit Agreement (the “Investor Acknowledgment”).

Investor has been advised that Borrower has requested that Lenders modify the Credit Agreement to, among other things, extend the maturity date of the Credit Agreement (such modifications, the “Extension Modification”).

          Pursuant to the Investor Acknowledgment and in order to induce Lenders to enter into the Extension Modification, the undersigned hereby acknowledges and agrees as follows (capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Investor Acknowledgment):

          1. That certain Stockholders Agreement by and among Gloster LLC, Yale University, The Vanderbilt University, Carnegie Corporation of New York, The Board of Trustees of the Leland Stanford Junior University, State Street Bank and Trust Company as Trustee for the Dupont Pension Trust and The William and Flora Hewlett Foundation dated as of October 15, 2004 (effective as of August 15, 2004) as amended by First Amendment to Stockholders Agreement dated as of August 15, 2004 (the “Stockholders Agreement”) remains in full force and effect and has not been modified.

          2. Investor hereby acknowledges that the Investor Acknowledgment remains unmodified and in full force and effect. As of the date hereof, (i) Investor’s Remaining Capital Commitment is $____________, which may be drawn upon the delivery of one or more Drawdown Notices pursuant to and in accordance with the Stockholders Agreement and/or the Investor Acknowledgment and (ii) Investor does not have any right of offset against, or reduction to, Investor’s obligation to fund Investor’s undrawn Aggregate Capital Commitment.

          3. Investor understands that Lenders and Administrative Agent will be relying upon the statements and agreements made herein in connection with making the Extension Modification available to Borrower.

Very truly yours,

THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY

By

Laudan Nabizadeh
Director, Real Estate & Natural Resources Investments

2

          This is to certify that this instrument was executed in my presence on the date hereof by the parties whose signature appears above in the capacity indicated.

Notary Public

My Commission Expires:

3

EXHIBIT K (Continued)

[Investor Acknowledgment Reaffirmation -
State Street/Dupont to copy/print on letterhead]

As of ____________, 2010

Bank of America, N.A., as Administrative Agent
One Bryant Park, 35th Floor
New York, New York 10036

Re:

Revolving Credit Facility (the “Credit Facility”) established pursuant to that certain Credit Agreement dated as of March 9, 2005 (the “Original Credit Agreement”), among Acadia Strategic Opportunity Fund II, LLC (“Borrower”), Acadia Realty Acquisition II, LLC (“Managing Member”), Acadia Investors II, Inc. (“Acadia Investor”) and Fleet National Bank (“Fleet”), as amended and restated by that certain Amended and Restated Credit Agreement dated as of March 21, 2006 (the “First Restated Credit Agreement”) among Borrower, Managing Member, Acadia Investor, Bank of America, N.A., as successor by merger to Fleet (in its individual capacity, “BofA”), The Bank of New York, now known as The Bank of New York Mellon (“BNYM”; BNYM, BofA and each other lender which may become a lender pursuant to such agreement, collectively, “Lenders”) and Bank of America, N.A., as administrative agent (“Administrative Agent”), as amended by Modification of Amended and Restated Credit Agreement dated as of February 29, 2008 among Borrower, Managing Member, Acadia Investor, BofA, BNYM and Administrative Agent (the “First Modification Agreement”) and as amended and restated by Second Amended and Restated Credit Agreement dated as of February 27, 2009 among Borrower, Managing Member, Acadia Investor, BofA, BNYM and Administrative Agent (the “Second Restated Credit Agreement”) and by Third Amended and Restated Credit Agreement dated as of March 3, 2010 (the “Third Restated Credit Agreement”; the Original Credit Agreement, as restated by the First Restated Credit Agreement, modified by the First Modification Agreement, amended and restated by the Second Restated Credit Agreement and amended and restated by the Third Restated Credit Agreement and as amended, supplemented or otherwise modified from time to time, collectively, the “Credit Agreement”)

Ladies and Gentlemen:

          In connection with the Credit Agreement, the undersigned (“Investor”) executed and delivered to Administrative Agent for Lenders a letter agreement dated contemporaneously with the Credit Agreement (the “Investor Acknowledgment”).

Investor has been advised that Borrower has requested that Lenders modify the Credit Agreement to, among other things, extend the maturity date of the Credit Agreement (such modifications, the “Extension Modification”).

          Pursuant to the Investor Acknowledgment and in order to induce Lenders to enter into the Extension Modification, the undersigned hereby acknowledges and agrees as follows (capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Investor Acknowledgment):

          1. That certain Stockholders Agreement by and among Gloster LLC, Yale University, The Vanderbilt University, Carnegie Corporation of New York, The Board of Trustees of the Leland Stanford Junior University, State Street Bank and Trust Company as Trustee for the Dupont Pension Trust and The William and Flora Hewlett Foundation dated as of October 15, 2004 (effective as of August 15, 2004) as amended by First Amendment to Stockholders Agreement dated as of August 15, 2004 (the “Stockholders Agreement”) remains in full force and effect and has not been modified.

          2. Investor hereby acknowledges that the Investor Acknowledgment remains unmodified and in full force and effect. As of the date hereof, (i) Investor’s Remaining Capital Commitment is $____________, which may be drawn upon the delivery of one or more Drawdown Notices pursuant to and in accordance with the Stockholders Agreement and/or the Investor Acknowledgment and (ii) Investor does not have any right of offset against, or reduction to, Investor’s obligation to fund Investor’s undrawn Aggregate Capital Commitment.

          3. Investor understands that Lenders and Administrative Agent will be relying upon the statements and agreements made herein in connection with making the Extension Modification available to Borrower.

Very truly yours,

STATE STREET BANK AND TRUST COMPANY, as Trustee for the DuPont Pension Trust

By

Name:
Title:

2

          This is to certify that this instrument was executed in my presence on the date hereof by the parties whose signature appears above in the capacity indicated.

Notary Public

My Commission Expires:

3

EXHIBIT K (Continued)

[Investor Acknowledgment Reaffirmation -
Carnegie Corp. to copy/print on letterhead]

As of ____________, 2010

Bank of America, N.A., as Administrative Agent
One Bryant Park, 35th Floor
New York, New York 10036

Re:

Revolving Credit Facility (the “Credit Facility”) established pursuant to that certain Credit Agreement dated as of March 9, 2005 (the “Original Credit Agreement”), among Acadia Strategic Opportunity Fund II, LLC (“Borrower”), Acadia Realty Acquisition II, LLC (“Managing Member”), Acadia Investors II, Inc. (“Acadia Investor”) and Fleet National Bank (“Fleet”), as amended and restated by that certain Amended and Restated Credit Agreement dated as of March 21, 2006 (the “First Restated Credit Agreement”) among Borrower, Managing Member, Acadia Investor, Bank of America, N.A., as successor by merger to Fleet (in its individual capacity, “BofA”), The Bank of New York, now known as The Bank of New York Mellon (“BNYM”; BNYM, BofA and each other lender which may become a lender pursuant to such agreement, collectively, “Lenders”) and Bank of America, N.A., as administrative agent (“Administrative Agent”), as amended by Modification of Amended and Restated Credit Agreement dated as of February 29, 2008 among Borrower, Managing Member, Acadia Investor, BofA, BNYM and Administrative Agent (the “First Modification Agreement”) and as amended and restated by Second Amended and Restated Credit Agreement dated as of February 27, 2009 among Borrower, Managing Member, Acadia Investor, BofA, BNYM and Administrative Agent (the “Second Restated Credit Agreement”) and by Third Amended and Restated Credit Agreement dated as of March 3, 2010 (the “Third Restated Credit Agreement”; the Original Credit Agreement, as restated by the First Restated Credit Agreement, modified by the First Modification Agreement, amended and restated by the Second Restated Credit Agreement and amended and restated by the Third Restated Credit Agreement and as amended, supplemented or otherwise modified from time to time, collectively, the “Credit Agreement”)

Ladies and Gentlemen:

          In connection with the Credit Agreement, the undersigned (“Investor”) executed and delivered to Administrative Agent for Lenders a letter agreement dated contemporaneously with the Credit Agreement (the “Investor Acknowledgment”).

Investor has been advised that Borrower has requested that Lenders modify the Credit Agreement to, among other things, extend the maturity date of the Credit Agreement (such modifications, the “Extension Modification”).

          Pursuant to the Investor Acknowledgment and in order to induce Lenders to enter into the Extension Modification, the undersigned hereby acknowledges and agrees as follows (capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Investor Acknowledgment):

          1. That certain Stockholders Agreement by and among Gloster LLC, Yale University, The Vanderbilt University, Carnegie Corporation of New York, The Board of Trustees of the Leland Stanford Junior University, State Street Bank and Trust Company as Trustee for the Dupont Pension Trust and The William and Flora Hewlett Foundation dated as of October 15, 2004 (effective as of August 15, 2004) as amended by First Amendment to Stockholders Agreement dated as of August 15, 2004 (the “Stockholders Agreement”) remains in full force and effect and has not been modified.

          2. Investor hereby acknowledges that the Investor Acknowledgment remains unmodified and in full force and effect. As of the date hereof, (i) Investor’s Remaining Capital Commitment is $____________, which may be drawn upon the delivery of one or more Drawdown Notices pursuant to and in accordance with the Stockholders Agreement and/or the Investor Acknowledgment and (ii) Investor does not have any right of offset against, or reduction to, Investor’s obligation to fund Investor’s undrawn Aggregate Capital Commitment.

          3. Investor understands that Lenders and Administrative Agent will be relying upon the statements and agreements made herein in connection with making the Extension Modification available to Borrower.

Very truly yours,

CARNEGIE CORPORATION OF NEW YORK

By

D. Ellen Shuman
Vice President and Chief Investment Officer

2

          This is to certify that this instrument was executed in my presence on the date hereof by the parties whose signature appears above in the capacity indicated.

Notary Public

My Commission Expires:

3

EXHIBIT K (Continued)

[Investor Acknowledgment Reaffirmation -
Hewlett Foundation to copy/print on letterhead]

As of ____________, 2010

Bank of America, N.A., as Administrative Agent
One Bryant Park, 35th Floor
New York, New York 10036

Re:

Revolving Credit Facility (the “Credit Facility”) established pursuant to that certain Credit Agreement dated as of March 9, 2005 (the “Original Credit Agreement”), among Acadia Strategic Opportunity Fund II, LLC (“Borrower”), Acadia Realty Acquisition II, LLC (“Managing Member”), Acadia Investors II, Inc. (“Acadia Investor”) and Fleet National Bank (“Fleet”), as amended and restated by that certain Amended and Restated Credit Agreement dated as of March 21, 2006 (the “First Restated Credit Agreement”) among Borrower, Managing Member, Acadia Investor, Bank of America, N.A., as successor by merger to Fleet (in its individual capacity, “BofA”), The Bank of New York, now known as The Bank of New York Mellon (“BNYM”; BNYM, BofA and each other lender which may become a lender pursuant to such agreement, collectively, “Lenders”) and Bank of America, N.A., as administrative agent (“Administrative Agent”), as amended by Modification of Amended and Restated Credit Agreement dated as of February 29, 2008 among Borrower, Managing Member, Acadia Investor, BofA, BNYM and Administrative Agent (the “First Modification Agreement”) and as amended and restated by Second Amended and Restated Credit Agreement dated as of February 27, 2009 among Borrower, Managing Member, Acadia Investor, BofA, BNYM and Administrative Agent (the “Second Restated Credit Agreement”) and by Third Amended and Restated Credit Agreement dated as of March 3, 2010 (the “Third Restated Credit Agreement”; the Original Credit Agreement, as restated by the First Restated Credit Agreement, modified by the First Modification Agreement, amended and restated by the Second Restated Credit Agreement and amended and restated by the Third Restated Credit Agreement and as amended, supplemented or otherwise modified from time to time, collectively, the “Credit Agreement”)

Ladies and Gentlemen:

          In connection with the Credit Agreement, the undersigned (“Investor”) executed and delivered to Administrative Agent for Lenders a letter agreement dated contemporaneously with the Credit Agreement (the “Investor Acknowledgment”).

Investor has been advised that Borrower has requested that Lenders modify the Credit Agreement to, among other things, extend the maturity date of the Credit Agreement. In connection with the extension, Borrower has agreed that the maximum principal amount of the credit facility under the Credit Agreement will be $40,000,000 and has agreed to increase the “Applicable Margin” (as such quoted term is defined in the Credit Agreement) (such modifications, the “Extension Modification”).

          Pursuant to the Investor Acknowledgment and in order to induce Lenders to enter into the Extension Modification, the undersigned hereby acknowledges and agrees as follows (capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Investor Acknowledgment):

          1. That certain Stockholders Agreement by and among Gloster LLC, Yale University, The Vanderbilt University, Carnegie Corporation of New York, The Board of Trustees of the Leland Stanford Junior University, State Street Bank and Trust Company as Trustee for the Dupont Pension Trust and The William and Flora Hewlett Foundation dated as of October 15, 2004 (effective as of August 15, 2004) as amended by First Amendment to Stockholders Agreement dated as of August 15, 2004 (the “Stockholders Agreement”) remains in full force and effect and has not been modified.

          2. Investor hereby acknowledges that the Investor Acknowledgment remains unmodified and in full force and effect. As of the date hereof, (i) Investor’s Remaining Capital Commitment is $____________, which may be drawn upon the delivery of one or more Drawdown Notices pursuant to and in accordance with the Stockholders Agreement and/or the Investor Acknowledgment and (ii) Investor does not have any right of offset against, or reduction to, Investor’s obligation to fund Investor’s undrawn Aggregate Capital Commitment.

          3. Investor understands that Lenders and Administrative Agent will be relying upon the statements and agreements made herein in connection with making the Extension Modification available to Borrower.

Very truly yours,

THE WILLIAM AND FLORA HEWLETT FOUNDATION

By

Laurance R. Hoagland, Jr.
Vice President and Chief Investment Officer

2

          This is to certify that this instrument was executed in my presence on the date hereof by the parties whose signature appears above in the capacity indicated.

Notary Public

My Commission Expires:

3

EXHIBIT L

FORM OF GLOSTER PRINCIPAL REAFFIRMATION

[Attached]

[Guaranty Reaffirmation - copy/print on Yale letterhead]

____________, 2010

Bank of America, N.A., as Administrative Agent
One Bryant Park, 35th Floor
New York, New York 10036

Re:

Revolving Credit Facility (the “Credit Facility”) established pursuant to that certain Credit Agreement dated as of March 9, 2005 (the “Original Credit Agreement”), among Acadia Strategic Opportunity Fund II, LLC (“Borrower”), Acadia Realty Acquisition II, LLC (“Managing Member”), Acadia Investors II, Inc. (“Acadia Investor”) and Fleet National Bank (“Fleet”), as amended and restated by that certain Amended and Restated Credit Agreement dated as of March 21, 2006 (the “First Restated Credit Agreement”) among Borrower, Managing Member, Acadia Investor, Bank of America, N.A., as successor by merger to Fleet (in its individual capacity, “BofA”), The Bank of New York, now known as The Bank of New York Mellon (“BNYM”; BNYM, BofA and each other lender which may become a lender pursuant to such agreement, collectively, “Lenders”) and Bank of America, N.A., as administrative agent (“Administrative Agent”), as amended by Modification of Amended and Restated Credit Agreement dated as of February 29, 2008 among Borrower, Managing Member, Acadia Investor, BofA, BNYM and Administrative Agent (the “First Modification Agreement”) and as amended and restated by Second Amended and Restated Credit Agreement dated as of February 27, 2009 among Borrower, Managing Member, Acadia Investor, BofA, BNYM and Administrative Agent (the “Second Restated Credit Agreement”) and by Third Amended and Restated Credit Agreement dated as of March 3, 2010 (the “Third Restated Credit Agreement”; the Original Credit Agreement, as restated by the First Restated Credit Agreement, modified by the First Modification Agreement, amended and restated by the Second Restated Credit Agreement and amended and restated by the Third Restated Credit Agreement and as amended, supplemented or otherwise modified from time to time, collectively, the “Credit Agreement”)

Ladies and Gentlemen:

          In connection with the Credit Agreement, the undersigned (“Guarantor”) executed and delivered to Administrative Agent for Lenders a Guaranty dated as of March 21, 2006 (the “Guaranty”). Guarantor has been advised that Borrower has requested that

Lenders modify the Credit Agreement to, among other things, extend the Maturity Date of the Credit Agreement (such modifications, the “Extension Modification”).

          In order to induce Lenders to enter into the Extension Modification, the undersigned hereby acknowledges and agrees as follows (capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Guaranty):

          1. Guarantor hereby acknowledges that the Guaranty remains unmodified and in full force and effect.

          2. Guarantor understands that Lenders and Administrative Agent will be relying upon the statements and agreements made herein in connection with making the Extension Modification available to Borrower.

Very truly yours,

YALE UNIVERSITY

By

David F. Swensen
Chief Investment Officer

          This is to certify that this instrument was executed in my presence on the date hereof by the parties whose signature appears above in the capacity indicated.

Notary Public

My Commission Expires:

2

EXHIBIT L (Continued)

[Comfort Letter Reaffirmation - copy/print on Yale letterhead]

As of ____________, 2010

Bank of America, N.A., as Administrative Agent
One Bryant Park, 35th Floor
New York, New York 10036

Re:

Revolving Credit Facility (the “Credit Facility”) established pursuant to that certain Credit Agreement dated as of March 9, 2005 (the “Original Credit Agreement”), among Acadia Strategic Opportunity Fund II, LLC (“Borrower”), Acadia Realty Acquisition II, LLC (“Managing Member”), Acadia Investors II, Inc. (“Acadia Investor”) and Fleet National Bank (“Fleet”), as amended and restated by that certain Amended and Restated Credit Agreement dated as of March 21, 2006 (the “First Restated Credit Agreement”) among Borrower, Managing Member, Acadia Investor, Bank of America, N.A., as successor by merger to Fleet (in its individual capacity, “BofA”), The Bank of New York, now known as The Bank of New York Mellon (“BNYM”; BNYM, BofA and each other lender which may become a lender pursuant to such agreement, collectively, “Lenders”) and Bank of America, N.A., as administrative agent (“Administrative Agent”), as amended by Modification of Amended and Restated Credit Agreement dated as of February 29, 2008 among Borrower, Managing Member, Acadia Investor, BofA, BNYM and Administrative Agent (the “First Modification Agreement”) and as amended and restated by Second Amended and Restated Credit Agreement dated as of February 27, 2009 among Borrower, Managing Member, Acadia Investor, BofA, BNYM and Administrative Agent (the “Second Restated Credit Agreement”) and by Third Amended and Restated Credit Agreement dated as of March 3, 2010 (the “Third Restated Credit Agreement”; the Original Credit Agreement, as restated by the First Restated Credit Agreement, modified by the First Modification Agreement, amended and restated by the Second Restated Credit Agreement and amended and restated by the Third Restated Credit Agreement and as amended, supplemented or otherwise modified from time to time, collectively, the “Credit Agreement”)

Ladies and Gentlemen:

          In connection with the Credit Agreement, the undersigned (collectively, “Gloster Affiliates”) executed and delivered to Administrative Agent for Lenders a letter agreement dated contemporaneously with the Credit Agreement (the “Comfort Letter”). The Gloster Affiliates have been advised that Borrower has requested that Lenders modify the Credit Agreement to, among other things, extend the Maturity Date of the Credit Agreement (such modifications, the “Extension Modification”).

          In order to induce Lenders to enter into the Extension Modification, the undersigned hereby acknowledge and agree as follows (capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Comfort Letter):

          1. The Gloster Affiliates hereby acknowledge that the Comfort Letter remains unmodified and in full force and effect.

          2. The Gloster Affiliates understand that Lenders and Administrative Agent will be relying upon the statements and agreements made herein in connection with making the Extension Modification available to Borrower.

Very truly yours,

FOURTH CENTURY, LLC

By:	3C Corporation, as Manager

By

Dale F. Swensen
President

YALE UNIVERSITY RETIREMENT PLAN FOR STAFF EMPLOYEES

By:	Yale University, as Administrator

By

Dale F. Swensen
Chief Investment Officer

YALE UNIVERSITY RETIREE HEALTH BENEFITS COVERAGE TRUST

By:	Yale University, as Trustee

By

Dale F. Swensen
Chief Investment Officer

2

          This is to certify that this instrument was executed in my presence on the date hereof by the parties whose signature appears above in the capacity indicated.

Notary Public

My Commission Expires:

3

EXHIBIT M

FORM OF VANDERBILT PRINCIPAL REAFFIRMATION

[Guaranty Reaffirmation - copy/print on Vanderbilt letterhead]

____________, 2010

Bank of America, N.A., as Administrative Agent
One Bryant Park, 35th Floor
New York, New York 10036

Re:

Revolving Credit Facility (the “Credit Facility”) established pursuant to that certain Credit Agreement dated as of March 9, 2005 (the “Original Credit Agreement”), among Acadia Strategic Opportunity Fund II, LLC (“Borrower”), Acadia Realty Acquisition II, LLC (“Managing Member”), Acadia Investors II, Inc. (“Acadia Investor”) and Fleet National Bank (“Fleet”), as amended and restated by that certain Amended and Restated Credit Agreement dated as of March 21, 2006 (the “First Restated Credit Agreement”) among Borrower, Managing Member, Acadia Investor, Bank of America, N.A., as successor by merger to Fleet (in its individual capacity, “BofA”), The Bank of New York, now known as The Bank of New York Mellon (“BNYM”; BNYM, BofA and each other lender which may become a lender pursuant to such agreement, collectively, “Lenders”) and Bank of America, N.A., as administrative agent (“Administrative Agent”), as amended by Modification of Amended and Restated Credit Agreement dated as of February 29, 2008 among Borrower, Managing Member, Acadia Investor, BofA, BNYM and Administrative Agent (the “First Modification Agreement”) and as amended and restated by Second Amended and Restated Credit Agreement dated as of February 27, 2009 among Borrower, Managing Member, Acadia Investor, BofA, BNYM and Administrative Agent (the “Second Restated Credit Agreement”) and by Third Amended and Restated Credit Agreement dated as of March 3, 2010 (the “Third Restated Credit Agreement”; the Original Credit Agreement, as restated by the First Restated Credit Agreement, modified by the First Modification Agreement, amended and restated by the Second Restated Credit Agreement and amended and restated by the Third Restated Credit Agreement and as amended, supplemented or otherwise modified from time to time, collectively, the “Credit Agreement”)

Ladies and Gentlemen:

          In connection with the Credit Agreement, the undersigned (“Guarantor”) executed and delivered to Administrative Agent for Lenders a Guaranty of Capital dated as of March 3, 2010 (the “Guaranty”). Guarantor has been advised that Borrower has requested that Lenders modify the Credit Agreement to, among other things, extend the

Maturity Date of the Credit Agreement (such modifications, the “Extension Modification”).

          In order to induce Lenders to enter into the Extension Modification, the undersigned hereby acknowledges and agrees as follows (capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Guaranty):

          3. Guarantor hereby acknowledges that the Guaranty remains unmodified and in full force and effect.

          4. Guarantor understands that Lenders and Administrative Agent will be relying upon the statements and agreements made herein in connection with making the Extension Modification available to Borrower.

Very truly yours,

VANDERBILT UNIVERSITY

By

Matthew W. Wright
Vice Chancellor for Investments

          This is to certify that this instrument was executed in my presence on the date hereof by the party whose signature appears above in the capacity indicated.

Notary Public

My Commission Expires:

2

EXHIBIT N

SOURCES AND USES STATEMENT

[Attached]

i

Acadia Strategic Opportunity Fund II, LLC
At September 30, 2010

Sources of Funds

161st Street, cash in escrow	$1,481,000	$1,481,000

Canarsie, gross incremental proceeds (above $48M), original scope	$10,000,000
Canarsie, $10M loan costs	$(330,000)
Canarsie, gross incremental proceeds (above $58M), PetSmart	$4,200,000
Canarsie, $4.2M loan costs	$(153,000)	$13,717,000

City Point, cash in escrow (bond financing, etc.)	$21,222,000
City Point, Phase 2 resi recapitalization (market rate housing)	$18,000,000	$39,222,000

Oakbrook, net sale proceeds	$7,950,000	$7,950,000

Pelham, cash in escrow	$1,216,000
Pelham, incremental loan proceeds, existing debt	$2,446,000	$3,662,000

Net cash flow (through 12.2010)
161st Street	$2,294,000
216th Street	$740,000
Atlantic Avenue	$128,000
Canarsie Plaza	$3,822,000
City Point	$—
Fordham Place (CF sweep)	$—
Liberty Avenue	$1,833,000
Pelham Manor	$2,772,000
Sherman Plaza	$—
Oakbrook Center Nieman Marcus (10.2010 thru 01.15.2011)	$241,000
Contingency @ 5%	$(591,000)	$11,239,000

Cash and cash equivalents	$2,643,000
Unfunded capital commitments	$50,385,000
Working capital requirement	$(10,000,000)	$43,028,000

Total		$120,299,000

Net Source or (Use)		$(60,000)
Less: Loan Balance		$(40,000,000)

Funds required from other sources to repay Loan		$(40,060,000)

Uses of Funds

161st Street, construction, Einstein		$(1,349,000)
161st Street, construction, Legal Aid		$(414,000)
161st Street, construction, Walgreens		$(521,000)
161st Street, construction, infrastructure		$(414,000)
161st Street, construction, general conditions		$(1,521,000)
161st Street, construction, City of New York		$(3,220,000)
161st Street, construction, 15,132 SF on S-Level		$(1,211,000)
161st Street, misc. soft costs		$(210,000)	$(8,860,000)

Canarsie, hard cost overrun on original $82.8M budget		$(5,712,000)
Canarsie, PetSmart building, TI, LC		$(4,023,000)	$(9,735,000)

CityPoint, BofA land loan payoff		$(20,650,000)
City Point, bonds payoff		$(20,000,000)
City Point, equity requirement
Total estimated project costs	$(190,000,000)
Construction financing @ 60% LTC	$114,000,000
North Parcel Contribution	$10,800,000
Purchase allocation & sunk costs	$56,479,000

Remaining equity requirement		$(8,721,000)
City Point, project administration fee (WSP)		$(1,744,000)
City Point, P/A Associates		$(3,540,000)
City Point, residential carry		$(2,163,000)
City Point, parking liability		$(4,500,000)
City Point, interim use		$(935,000)	$(62,253,000)

Fordham TI/LC - 100,000 SF @ $100 SF		$(10,000,000)	$(10,000,000)

Liberty Ave		$—	$—

Pelham, Petsmart TI/LC		$(1,811,000)
Pelman, Five Below TI/LC		$(737,000)
Pelham, Joyce Leslie TI/LC		$(268,000)
Pelman, T-Mobile TI/LC		$(97,000)
Pelham, other TI/LC		$(1,448,000)
Pelham, BofA refi costs		$(433,000)
Pelham, contingency / signage		$(296,000)	$(5,090,000)

Sherman Ave		$—	$—

Repay ARLP’s bridge financing to Fund II
City Point, BofA land loan paydown, Phase 1		$(5,340,000)
City Point, bond financing, interest reserve		$(4,000,000)
City Point, past due PILOT		$(2,336,000)
Advance from ARLP		$(2,896,000)
Pelham, advance to fund loan escrow		$(793,000)	$(15,365,000)

Fund II, net payables		$(3,461,000)
Fund II, subscription line interest (avg annual rate = 3.54%)		$(3,182,000)
Fund II, subscription line commitment fee		$(350,000)
Fund II, P/A Associates		$(2,063,000)	$(9,056,000)

Total			$(120,359,000)

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